                                                                     EXHIBIT 9.1

================================================================================


                             STOCKHOLDERS AGREEMENT

                                     among

                              HCC INDUSTRIES INC.

                       WINDWARD CAPITAL ASSOCIATES, L.P.

                           WINDWARD/PARK HCC, L.L.C.

                            WINDWARD/MERCHANT, L.P.

                             WINDWARD/MERBAN, L.P.

                                      and

                     THE OTHER STOCKHOLDERS LISTED HEREIN



                         Dated as of February 14, 1997


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

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

BACKGROUND..............................................................  1

                                   ARTICLE I

DEFINITIONS.............................................................  3
     1.1  Definitions...................................................  3

                                  ARTICLE II

CORPORATE GOVERNANCE.................................................... 15
     2.1  Voting Rights in Charter; Voting Matters
            Related to Charter Documents................................ 15
     2.2  Designation of Directors...................................... 16
     2.3  Replacement of Nominees....................................... 18
     2.4  Calling Special Meetings for the Removal
            of Nominees................................................. 19
     2.5  Calling Special Meetings for the Enforcement of
            Corporate Governance Provisions............................. 19
     2.6  Removal for Cause............................................. 19
     2.7  Grant of Proxies.............................................. 20
     2.8  Voting Agreement.............................................. 20

                                  ARTICLE III

RESTRICTIONS ON TRANSFER; RIGHTS OF FIRST REFUSAL....................... 21
     3.1  Restrictions on Transfer...................................... 21
     3.2  Rights of First Refusal Generally............................. 22
     3.3  Apportionment of Shares Among Stockholders
            in the Event of Over-Subscription........................... 24
     3.4  Apportionment of Shares Among Stockholders
            in the Event of Failure to Purchase......................... 25
     3.5  Transfer Mechanics............................................ 26
     3.6  Transfers to Third Parties after Stock
            holders Decline Rights of First Refusal..................... 26
     3.7  Exceptions to Rights of First Refusal......................... 27

                                   ARTICLE IV

TAG-ALONG RIGHTS........................................................ 28
     4.1  Tag-Along Rights Generally.................................... 28
     4.2  Allocation of Shares of Tag-Along Stock....................... 29
     4.3  Transfer Mechanics............................................ 30

                                                                        Page
                                                                        ----
     4.4  Transfers to Third Parties after Stock
            holders Decline Tag-Along Rights............................ 31
     4.5  Exceptions to Tag-Along Rights................................ 31

                                   ARTICLE V

RIGHTS TO COMPEL SALE OR IPO EVENT...................................... 32
     5.1  Rights to Compel Sale Generally............................... 32
     5.2  Compelled Sale Pursuant to a Sale of Company Stock............ 32
     5.3  Compelled Sale Other Than Pursuant to a
            Sale of Company Stock
     5.4  Cooperation in Connection with Compelled Sale................. 35
     5.5  Notice of Consummation of Compelled Sale...................... 35
     5.6  Rights to Compel IPO Event.................................... 36

                                   ARTICLE VI
PREEMPTIVE RIGHTS....................................................... 37
     6.1  Preemptive Rights............................................. 37

                                  ARTICLE VII

PUT AND CALL RIGHTS ON MANAGEMENT STOCK................................. 38
     7.1  Put and Call Rights........................................... 38
     7.2  Obligation to Sell Several.................................... 42
     7.3  Deferral of Purchases......................................... 42
     7.4  Payment for Stock............................................. 43
     7.5  Miscellaneous................................................. 44
     7.6  Proxy and Escrow of Company Stock............................. 45

                                  ARTICLE VIII

COMPANY COVENANTS....................................................... 45
     8.1  Affiliated Arrangements....................................... 45
     8.2  Financial Reports............................................. 46
     8.3  Access to Information......................................... 46
     8.4  FIRPTA Activities............................................. 46

                                   ARTICLE IX

REGISTRATION RIGHTS..................................................... 46
     9.1  Demand Registration Rights.................................... 46
     9.2  Piggyback Registration Rights................................. 49
     9.3  Priority in Piggyback Registrations........................... 51
     9.4  Expenses...................................................... 53

                                                                        Page
                                                                        ----

     9.5  Restrictions on Public Sale by Stockholders and Company....... 53
     9.6  Indemnification by the Company................................ 55
     9.7  Indemnification by the Stockholders and Underwriters.......... 56
     9.8  Notices of Claims, Etc........................................ 57
     9.9  Other Indemnification......................................... 58
     9.10  Registration Procedure....................................... 58
     9.11  Rule 144..................................................... 62
                                   ARTICLE X

ADDITIONAL STOCKHOLDERS.................................................  63
     10.1  Transferees of Stockholders or the Company...................  63
     10.2  New Stockholders.............................................  63
     10.3  Supplemental Agreements......................................  64

                                   ARTICLE XI

STOCK LEGENDS...........................................................  64
     11.1  Stock Certificate Legend.....................................  64

                                  ARTICLE XII

APPOINTMENT OF AGENTS...................................................  65
     12.1  Appointment of Agent for Windward Group Matters..............  65
     12.2  Appointment of Agent for the Management Stockholders.........  68

                                  ARTICLE XIII

TERM OF AGREEMENT.......................................................  69
     13.1  Term.........................................................  69

                                  ARTICLE XIV

MISCELLANEOUS...........................................................  69
     14.1  Confidentiality..............................................  69
     14.2  Specific Performance.........................................  70
     14.3  Consent to Jurisdiction, Etc.................................  71
     14.4  Attorneys' Fees..............................................  71
     14.5  Headings; No Third Party Beneficiaries.......................  72
     14.6  Entire Agreement.............................................  72
     14.7  Notices......................................................  72

                                                                        Page
                                                                        ----

     14.8  Applicable Law...............................................  74
     14.9  Severability.................................................  74
     14.10  Successors; Assigns; Transferees; Amendments; Waivers
     14.11  Defaults; No Circumvention of Agreement.....................  75
     14.12  Further Assurances..........................................  75
     14.13  Counterparts................................................  76
     14.14  Recapitalization, etc.......................................  76

                             STOCKHOLDERS AGREEMENT
                             ----------------------

          STOCKHOLDERS AGREEMENT dated as of February 14, 1997 (the "Agreement"), by and among HCC Industries Inc., a Delaware corporation (the "Company"), Windward Capital Associates, L.P., a Delaware limited partnership ("Windward"), Windward/Park HCC, L.L.C., a Delaware limited liability company ("Windward/Park"), Windward/Merban, L.P., a Delaware limited partnership ("Windward/Merban"), Windward/Merchant, L.P., a Delaware limited partnership ("Windward/Merchant") and the persons listed in the Schedule of Management Stockholders attached hereto (such persons, together with any employees of the Company or its subsidiaries who become parties to this Agreement pursuant to the terms and conditions of this Agreement and each of their respective Permitted Transferees (as defined herein), are referred to herein, collectively, as the "Management Stockholders"), and such other persons or entities who or which become parties to this Agreement pursuant to the terms and conditions of this Agreement. Windward, Windward/Park, Windward/Merban and Windward/Merchant, together with their respective Permitted Transferees, shall be referred to collectively in this Agreement as the "Windward Group".


                                   BACKGROUND
                                   ----------

          WHEREAS, pursuant to the terms and conditions of the First Amendment and Restatement of the Stock Purchase and Sale Agreement dated as of February 14, 1997 (the "Stock Purchase Agreement"), by and among the Company, the Windward Group, Metropolitan Life Insurance Company ("MetLife") and certain stockholders of the Company set forth on the signature pages thereto, among other things, (a) the Company has agreed to issue to the members of the Windward Group, and the members of the Windward Group have agreed to acquire from the Company, 96,335 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") (representing in the aggregate approximately 67% of the Company's total outstanding capital stock (without giving effect to the exercise of any outstanding options, the Warrants (as defined below) or other similar securities)) and (b) the Company has agreed to purchase from certain stockholders of the Company who are parties to the Stock Purchase

Agreement and such stockholders have agreed to sell to the Company certain shares of Common Stock as set forth in the Stock Purchase Agreement;

          WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement, at the Closing (as defined in the Stock Purchase Agreement), the Company has agreed to issue to Windward/Merban, Windward/Merchant and Windward/Park, and Windward/Merban, Windward/Merchant and Windward/Park have agreed to acquire from the Company, certain warrants to acquire additional shares of Common Stock (subject to the conditions set forth in such warrants) (such warrants, as more fully described in the Stock Purchase Agreement, the "Warrants");

          WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement, the Company has the right to repurchase and acquire from Windward/Merban, Windward/Merchant and Windward/Park the Warrants and certain of the shares of Common Stock purchased by Windward/Merban, Windward/Merchant and Windward/Park pursuant to the Stock Purchase Agreement as set forth in
Section 7.3 of the Stock Purchase Agreement;

          WHEREAS, after the Closing , the Company has agreed to grant options to purchase additional shares of Common Stock to certain employees of the Company and its subsidiaries, such options to be subject to the terms (including performance criteria) set forth in the plan governing such options and, upon exercise, such employees will, to the extent they are not otherwise parties hereto, become parties to this Agreement pursuant to Article X hereof;

          WHEREAS, after the Closing, the Company may offer and sell additional shares of Common Stock to certain other persons and to employees of the Company and its subsidiaries and such employees will, to the extent they are not otherwise parties hereto, become parties to this Agreement pursuant to Article X hereof;

          WHEREAS, pursuant to and subject to the terms and conditions of
Article XII hereof, each of the members of the Windward Group have designated and appointed Windward as its attorney-in-fact, agent and representative to act on its behalf and on behalf of its Permitted Transferees in connection with this Agreement (in such capacity, Windward, and any successor thereof appointed pursuant to such Article XII, shall hereinafter be referred to as "the Windward Agent"); and

          WHEREAS, the Stockholders believe it to be in their best interests and in the best interests of the Company that they enter into this Agreement providing for certain rights and restrictions with respect to the shares of Common Stock owned by them or their permitted transferees.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the meanings ascribed to them below (such terms to be equally applicable to both singular and plural forms of the terms defined or referred
to):

          (a) The term "Affiliate" or "affiliate" shall mean, with respect to
                        ---------      ---------
any specified person, (x) any director or officer of, or any person that beneficially owns at least 5% of the capital stock or other equity interests of, such specified person, or (y) any other person directly or indirectly controlling, controlled by, or under common control with, such specified person, at any time during the period for which the determination of affiliation is being made; provided that in the case of a person who is an individual, such
            --------
terms shall also include members of such specified person's immediate family
(as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act).

          (b) The term "Board" shall mean the Board of Directors of the Company.
                        -----

          (c) The term "Bona Fide Offer" shall mean any offer by a Third Party
                        ---------------
in writing, setting forth a specific purchase price and a closing date of no more than thirty days therefrom, which is fully financed and not subject to any material conditions.

          (d) The term "Book Value" shall mean, as to (x) each share of Common
                        ----------
Stock, the sum of (i) the price per share of Common Stock paid by the Windward Entities pursuant to the Stock Purchase Agreement and (ii) the increase (or minus the decrease) in the book value per share of Common Stock (as determined in accordance with GAAP, calculated on a Fully-Diluted Basis) for the period commencing on the first day of the first fiscal quarter of the Company following the date hereof through and until the last day of the fiscal quarter of the Company immediately preceding the date on which book value shall be determined, and (y) as to each share of Company Stock subject to an Option, the positive difference between the Book Value as calculated pursuant to clause (x) of this definition and the applicable exercise price per share of Company Stock of such Option.

          (e)  The term "Business Day" shall mean any calendar day which is not
                         ------------
a Saturday, Sunday or public holiday under the laws of the State of New York.

          (f) The term "Cause", used in connection with the termination of
                        -----
employment of any Management Stockholder by the Company or any subsidiary of the Company, shall mean a termination due to a finding by the Board in good faith that such Management Stockholder has (a) been engaged in an act or acts of dishonesty that were intended to and did result directly or indirectly in more than an aggregate of $5,000 in gain or personal enrichment to employee at the expense of the Company; (b) failed to substantially perform employee's duties under his applicable employment agreement, if any (other than failure resulting from employee's Disability), persisting for a reasonable period following the delivery to employee of written notice specifying the details of any alleged failure to perform, which failure has resulted in demonstrable and material injury and damage to the Company; (c) violated or failed to comply in any material respect with the Company's published rules, regulations or policies, as in effect from time to time; (d) breached the applicable employment agreement, if any, in any material respect; or (e) been convicted of a felony offense or a misdemeanor offense involving fraud, theft or dishonestly at any time, which conviction employee failed to disclose to the Company; or (f) been incarcerated for more than 10 days.

          (g)  The term "Change of Control" shall mean the occurrence of any of
                         -----------------
the following events:

          i) the sale, lease, transfer or other disposition of all or substantially all of the assets of Company or its subsidiaries (taken as a whole) to any person or related group of persons other than the Stockholders;

          ii) the merger or consolidation of the Company with or into another corporation, or the merger of another corporation into the Company, with the effect that persons other than the Stockholders (and their Permitted Transferees or any "group" (as defined in the rules promulgated under Section 13(d) of the Exchange Act) of which any Stockholder or any Permitted Transferee is a member) hold more than 50% of the total voting power on a Fully Diluted Basis entitled to vote in the election of directors, managers or trustees of the surviving corporation of such merger or the corporation resulting from such consolidation; and

          iii) any other event which results in a Person or a "group" other than the Stockholders (and their Permitted Transferees or any "group" of which any Stockholder or any Permitted Transferee is a member) holding, directly or indirectly, in the aggregate more than 50% of common stock outstanding at such time, after giving effect to the issuance of all shares of Company Stock issuable (i) upon conversion of all convertible securities outstanding at such time and (ii) upon exercise of all other warrants, options and other rights outstanding at such time.

          (h)  The term "Common Stock" shall mean the capital stock named as
                         ------------
"Common Stock" in the second paragraph of this Agreement, and any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for any shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapital-ization, reclassification, merger, consolidation or otherwise.

          (i)  The term "Company" shall mean the person named as the "Company"
                         -------
in the first paragraph of this Agreement, and any successor or assign thereof.

          (j)  The term "Company Stock" shall mean the Common Stock and any
                         -------------
other capital stock of any class or series of the Company, and any securities of the Company convertible into, or exercisable or exchangeable for, any such Common Stock or other capital stock of the Company (including, without limitation, (i) shares of Common Stock issued (or issuable) pursuant to the Stock Purchase Agreement, (ii) shares of Common Stock issued pursuant to the Company Stock Option Plan or any other stock option plan or employee benefit or other incentive plan presently in effect or which may be adopted by the Company after the date hereof, (iii) shares of Common Stock issued (or issuable) upon exercise of the Warrants, any other warrants or upon exercise of preemptive rights granted by the Company, (iv) the Warrants and any warrants or options to purchase Common Stock (the "Options"), and (v) shares of Common Stock issued and outstanding prior to the date hereof). The term "Company Stock" shall include, except as otherwise provided herein, any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for any shares of Company Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

          (k)  The term "Company Stock Option Plan" shall mean the HCC
                         -------------------------
Industries Inc. 1997 Stock Option Plan, adopted by the Company as of the date hereof pursuant to the Stock Purchase Agreement.

          (l)  The term "control", when used with respect to any person, shall
                         -------
mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (m)  The term "Credit Agreement" shall mean the Credit Agreement dated
                         ----------------
as of the date hereof among the Company, the Lenders (as defined therein), and Fleet Capital Corporation, as agent for the Lenders, as the same may be amended from time to time.

          (n) The term "Disability" shall mean the inability of the Management
                        ----------
Stockholder to substantially render to the Company the services required by the Company in accordance with his job for more than 60 days out of any consecutive 120 day period because of mental or physical illness or incapacity, as determined in good faith by the Board. The date of such Disability shall be on the last day of such 60 day period.

          (o)  The term "Duly Endorsed" shall mean (i) duly endorsed in blank by
                         -------------
the person or persons in whose name a stock certificate or certificate representing a debt security is registered or (ii) accompanied by a duly executed stock or security assignment separate from the certificate, in each case with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

          (p)  The term "EBITDA" shall mean the consolidated net income (or
                         ------
loss) of the Company and its subsidiaries, excluding (to the extent net income is reduced or increased or net loss is increased or reduced thereby), without duplication, (a) interest expense, (b) provisions for taxes based on income, (c) depreciation expense, (d) amortization expense from intangibles and goodwill,
(e) extraordinary gains or losses, (f) gains or losses on the sale or disposal of assets, (g) the cumulative effect of any changes in accounting principles,
(h) the granting or modification of options under option (and similar) plans (other than legal and other costs incurred in connection with the establishment and administration of such plan), (i) investment income and losses, and (j) non-cash amounts that relate to capitalized inventory, in each case as shown on the Company's unaudited (or audited, with respect to any four fiscal quarters for which audited statements are otherwise available) consolidated financial statements for the four fiscal quarters of the Company ending immediately prior to the particular date on which the EBITDA calculation is being made, in each case calculated in accordance with GAAP.

          (q)  The term "Exchange Act" shall mean the Securities Exchange Act of
                         ------------
1934, as amended, and the rules and regulations promulgated thereunder.

          (r)  The term "Fair Market Value", used in connection with the value
                         -----------------
of (x) a share of Company Stock, shall mean the quotient of (i) the excess of
(1) product of (A) 6.5 multiplied by (B) the amount of EBITDA, as shown on the Company's unaudited (or audited, with respect to any four fiscal quarters for which audited statements are otherwise available) consolidated financial statements for the four fiscal quarters of the Company ending immediately prior to the particular date of termination of employment in question (or, in the event that the periods during which the exercise of the rights pursuant to
Section 7.1 hereof are deferred pursuant to Section 7.3 hereof, immediately prior to the first date on which such periods recommence pursuant to such
Section 7.3), over (2) the amount of Net Indebtedness as of the end of the period in question, divided by (ii) the total number of shares of Company Stock (calculated on a Fully-Diluted Basis), and (y) a share of Company Stock subject to an Option shall mean the positive difference between Fair Market Value as calculated pursuant to clause (x) of this definition and the applicable exercise price per share of Company Stock of such Option.

          (s)  The term "Financing Default" shall mean an event or circumstance
                         -----------------
which would constitute (or with notice or lapse of time or both would constitute) an event of default under either the Subordinated Note Agreement or the Credit Agreement, or any other indebtedness incurred by the Company ranking senior to or pari passu with the indebtedness incurred pursuant to the
             ---- -----
Subordinated Notes, or any refunding, refinancing or extension of any of the foregoing (including, without limitation, any debt offering pursuant to Rule 144A promulgated under the Securities Act), as such agreements may be amended from time to time, and which event or circumstance has not been waived or cured.

          (t)  The term "Fully-Diluted Basis" shall mean, with respect to any
                         -------------------
calculation of the outstanding number of shares of Company Stock or the outstanding amount of common equity of the Company (as the case may be), an amount equal to the total outstanding number of shares of Company Stock and all other shares of common stock of the

Company, calculated without duplication and assuming the conversion of all outstanding shares of convertible capital stock and securities of the Company and the exercise of all warrants, options and other rights (including, without limitation, employee stock options pursuant to the Company Stock Option Plan and the Warrants (except that, with respect to such options and the Warrants, if any such options are finally determined to be less than 100% vested or if any such Warrants are finally determined to be less than 100% exercisable, only those shares of Company Stock which may be exercised following such final determination shall be included in such calculation)) to purchase shares of Company Stock or other common stock of the Company.


          (u)  The term "GAAP" shall mean U.S. generally accepted accounting
                         ----
principles, as in effect on the date any calculation thereunder is made, applied on a basis consistent with prior periods.

          (v)  The term "IPO Event" shall mean an initial public offering of
                         ---------
capital stock by the Company involving the Registration and sale of an aggregate of $25 million or more of common equity of the Company, whether involving a primary offering or a combined primary and secondary offering, and pursuant to which the Company becomes listed on a national securities exchange or on the Nasdaq Stock Market or Nasdaq National Market; provided that in the event that
                                               --------
the Windward Agent consents to an initial public offering that involves the Registration and sale of less than $25 million of common equity of the Company, then an IPO Event shall be deemed, for purposes of this Agreement, to mean a Registration which, when taken together with all other Registrations, constitutes a sale by the Company, its stockholders or any combination thereof, of $25 million or more of common equity of the Company (as calculated in the manner set forth above).

          (w) The term "Net Indebtedness" shall mean (i) Indebtedness (as
                        ----------------
defined in the Credit Agreement) less (ii) cash and cash equivalents (other than cash held in the Deferred Purchase Price Fund established pursuant to the Deferred Purchase Price Agreement and the Escrow Agreement (each as defined in the Stock Purchase Agreement)), in each case, of the Company as shown on the

Company's most recently available balance sheet prior to the date of determination.

          (x)  The term "Permitted Transferee" of a Stockholder shall mean the
                         --------------------
Company and:

          i) in the case of any member of the Windward Group, (A) corporations, partnerships or other entities which are Affiliates of any member (or any general or limited partner or equity holder of any member) of the Windward
Group (collectively, the "Windward Affiliates"), (B) any general partner, limited partner, controlling shareholder, director, officer, managing director or other employee of Windward or any Windward Affiliate (collectively, the "Windward Associates"), (C) the lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Windward Associate and (D) any trust, the beneficiaries of which, or corporation or partnership, the stockholders or general or limited partners of which, include only a Windward Associate, his or her spouse, members of his or her immediate family or his or her lineal descendants, to which any such member of the Windward Group, a Windward Affiliate or a Windward Associate has transferred shares of Company Stock; and

          ii) in the case of a Management Stockholder, (A) the lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Management Stockholder and (B) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only a Management Stockholder, his or her spouse, members of his or her immediate family or his or her lineal descendants, to which a Management Stockholder has transferred shares of Company Stock;

provided that in each case (1) each such transferor has obtained the prior
--------
written consent of the Company (which consent shall not be withheld unless, in the opinion of the Company, such transfer together with all other transfers of Company Stock made after the Closing could result in or create a significant risk (as defined below) that the Company may become subject to, or after any Registration will continue to be subject to, the informational requirements of the Exchange Act) and (2) each such transferee (other than the Company) has agreed in writ-
ing, in accordance with Article X hereof, to be bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Stockholder transferring such shares of Company Stock; provided further that
                                                        -------- -------
the transfer to any such person is in compliance with all applicable federal, state and foreign securities laws. For the purposes of this Section 1.1(t), a "significant risk" shall be deemed to arise when the number of "holders of record" (as determined in accordance with the Exchange Act) is greater than 80% of the number of "holders of record" that would cause the application or continued application of the informational requirements of the Exchange Act under the then existing circumstances.

          (y)  The term "person" shall mean an individual, partnership,
                         ------
corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

          (z)  The term "Piggyback Securities" shall mean those Registrable
                         --------------------
Securities which are requested to be sold by any Stockholder pursuant to Section
9.2 hereof.

          (aa)  The term "Registrable Securities" shall mean shares of Common
                          ----------------------
Stock (including, without limitation, shares of Common Stock issued pursuant to the Stock Purchase Agreement, shares of Common Stock issued pursuant to the Company Stock Option Plan or any other stock option plan or employee benefit or other incentive plan presently existing or which may be adopted by the Company after the date hereof, shares of Common Stock issued upon exercise of any warrants or options or upon exercise of preemptive rights granted by the Company, and shares of Common Stock issued and outstanding prior to the date hereof) and any other equity securities of the Company or any successor corporation issued in exchange for or in respect of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been distributed pursuant to Rule
144 (or any similar provision then in
force) under the Securities Act, (iii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (iv) such securities shall cease to be outstanding.

          (ab)  The term "Registration" shall mean a bona fide public offering
                          ------------               ---- ----
of the Company's securities pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities laws.

          (ac)  The term "Registration Expenses" shall mean all expenses of the
                          ---------------------
Company incident to the Company's performance of or compliance with Article IX hereof, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration, filing and listing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all fees and expenses of the transfer agent and registrar for the Common Stock, printing expenses, messenger and delivery expenses, the reasonable fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which Registrable Securities are to be listed or on which similar securities issued by the Company are to be listed in connection with such transaction, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants for the Company (including the expenses of any annual audit, special audit and "cold comfort" letters required in connection therewith or incident thereto), securities laws liability insurance (if the Company so desires or if the underwriters so desire), the reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all fees and expenses of any qualified independent underwriter or any person acting in a similar capacity under the rules of the NASD, the reasonable fees and disbursements of one counsel retained in connection with each such registration by the Stockholders who hold a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the holders of such Registrable Securities).

          (ad)  The term "Representative" shall mean, with respect to a
                          --------------
particular person, any director, officer, general partner, limited partner, co-owner, member, nominee, managing director or controlling person of such person.

          (ae)  The term "Retirement" shall mean, with respect to a Management
                          ----------
Stockholder, the Management Stockholder's retirement as an employee of the Company or any Company subsidiary in accordance with the policies of the Company or such subsidiary.

          (af)  The term "Securities Act" shall mean the Securities Act of 1933
                          --------------
and the rules and regulations promulgated thereunder.

          (ag)  The term "SEC" shall mean the United States Securities and
                          ---
Exchange Commission.

          (ah)  The term "Stockholders" shall mean (i) each of the members of
                          ------------
the Windward Group, (ii) the Management Stockholders, (iii) persons who or which have acquired shares of the Company's capital stock from, and are Permitted Transferees of, any of them, and any combination of them, and (iv) such other persons who or which become parties to this Agreement pursuant to the terms and conditions of this Agreement.

          (ai)  The term "Subordinated Notes" shall mean the 12% Subordinated
                          ------------------
Notes in the aggregate principal amount of $22,500,000 to be issued by the Company to MetLife, Windward/Merban and Windward/Merchant pursuant to the Subordinated Note Agreement, dated as of the date hereof, between the Company, MetLife, Windward/Merban and

Windward/Merchant (the "Subordinated Note Agreement"), as the same may be amended from time to time.

          (aj)  The term "subsidiary" shall have the same meaning as set forth
                          ----------
in the Stock Purchase Agreement.

          (ak)  The term "Third Party" shall mean, with respect to any
                          -----------
Stockholder, any person other than (i) such Stockholder's Permitted Transferees and (ii) the Company.

          (al)  The term "Transfer" shall mean any direct or indirect sale,
                          --------
assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition of or transfer of capital stock (other than any bona fide pledge or
                                                ---- ----
hypothecation of capital stock to a financial institution(s) in connection with any loan from such financial institution(s)).

          (am)  The term "Violation" shall mean, with respect to any purchase
                          ---------
of shares of Company Stock, any event or circumstance pursuant to which the purchase of such shares (together with any other purchases of Company Stock pursuant to this Agreement of which the Company has at such time been given or has given notice) would (A) conflict with or result in a violation of or breach (or any event which with lapse of time or the occurrence of any act or event or otherwise would constitute or result in any of the foregoing) any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or its subsidiaries or any of their properties or assets or (B) violate or conflict with or constitute a breach or default, or an event creating rights of acceleration or termination (in each case, whether upon lapse of time or the occurrence of any act or event or otherwise), under any agreement to which the Company or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

          (an)  The term "Voluntary Termination" shall mean the voluntary
                          ---------------------
termination by a Management Stockholder of his or her employment with the Company or any Company subsidiary by voluntary resignation or any other means, other than (i) in connection with the Retirement, Disability or death of such Management Stockholder or

(ii) simultaneous with or following termination for Cause or at a time when there is in existence or outstanding any matter, event or circumstance which if known to the Company at the time of such voluntary termination by the Management Stockholder of his or her employment would have allowed the Company or any Company subsidiary to have terminated the Management Stockholder's employment for Cause (regardless of whether the Company knew, or should have known, of such matter, event or circumstance).

          A Voluntary Termination shall be for "Good Reason" if it follows, within a reasonable period of time thereafter, (x) a material breach of the Company's obligations under the applicable employment agreement, if any, with such Management Stockholder, or (y) the Board, by vote in accordance with
Article II hereof, but excluding those directors who are officers or employees, or former officers or employees, of the Company or its subsidiaries, determines in its sole discretion that a Voluntary Termination by the Management Stockholder is for "Good Reason" under the circumstances then prevailing.


                                   ARTICLE II

                              CORPORATE GOVERNANCE

          2.1  Voting Rights in Charter; Voting Matters Related to Charter
               -----------------------------------------------------------
Documents.
---------

          (a) The parties hereto acknowledge that the Company's Restated Certificate of Incorporation (as amended as contemplated hereby, the "Certificate") and by-laws ("By-laws") shall be amended on the date hereof (and each of the Stockholders agrees to use its respective best efforts to effect such amendment) to provide that in order for the Board (or any committee of the Board) to take any action (except as specifically provided for herein), in addition to any other requirements under the General Corporation Law of the State of Delaware, the approval of the members of the Board (or such committee of the Board) that are Windward Nominees acting by majority vote (or by written consent) would be required in order for the Company to take any action for which Board approval would be required. Any committee of the Board established by the Board in accordance with its Certificate and By-laws shall include at least one Windward Nominee.

          (b) From and after the Closing, each Stockholder shall vote its shares of Company Stock (to the extent entitled to vote), at each regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure that the Certificate or Company's By-laws (x) are consistent with the provisions of Section 2.1(a) above and (y) do not, at any time, conflict with the provisions of this Agreement. From and after the Closing, each Stockholder shall use its reasonable best efforts to cause its respective Nominees (as defined below), if any, to act in a manner consistent with the provisions of this Agreement (including, without limitation, the provisions of Section 2.1(a) above).

          (c) Any act or action to be taken or permitted to be taken by the Company pursuant to the terms of, or any amendment, modification, or waiver of,
(i) this Agreement, (ii) the Stock Purchase Agreement (following the closing thereunder), (iii) any Ancillary Agreement (as defined in the Stock Purchase Agreement), (iv) any employee stock, bonus or other incentive plan or arrangement, or (v) any other agreement or arrangement contemplated hereby or thereby, shall require approval or action by the Board in accordance with the provisions of this Article II.

          2.2  Designation of Directors.
               ------------------------

          (a) From and after the Closing, each of the Stockholders shall vote its shares of Company Stock (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure the election to the Board of the following individuals: (i) two (2) individuals (the "Windward Nominees") selected by the Windward Agent who may be affiliated with Windward; (ii) one (1) individual selected by the holders of a majority of the percentage interests (the "Majority WP Holders") in Windward/Park

(the "Windward/Park Nominee"), provided, however, that in the event that at the
                               --------  -------
end of any thirty consecutive day period in which the Majority WP Holders shall have failed to select the Windward/Park Nominee, then the Windward Agent shall select the Windward/Park Nominee to serve until such time as the Majority WP Holders shall select an individual to serve as the Windward/Park Nominee (at which time the individual appointed by the Windward Agent to serve as the Windward/Park Nominee shall resign and be replaced by the individual selected by the Majority WP Holders in accordance with Article II hereof); (iii) three (3) individuals (the "Independent Nominees") selected by the Windward Agent who shall not be employees of Windward; and (iv) three (3) individuals (the "Management Stockholder Nominees") selected by the Management Stockholders (or by the Management Stockholders and the Permitted Transferees of the Management Stockholders, if any, as the Management Stockholders and such Permitted Transferees may agree between or among themselves by the affirmative vote of the holders of a majority of the shares of Company Stock owned by such persons). To effectuate the provisions of this Section 2.2, the Secretary of the Company, or if there be no Secretary such other officer of the Company as the Board may appoint to fulfill the duties of Secretary (the "Secretary"), shall not record, and the Company shall not give effect to, any vote or consent contrary to, or inconsistent with, the terms of this Section 2.2. The Windward Nominees, the Windward/Park Nominee, the Independent Nominees and the Management Stockholder Nominees are sometimes collectively referred to herein as the "Nominees" and individually as a "Nominee."

          From and after the Closing, Majority WP Holders shall be entitled to designate (subject to the reasonable approval of the Board) one (1) individual who shall be entitled to notice of, and shall be entitled to attend, all meetings of the Board (such designee, the "Windward/Park Observer"). The Windward/Park Observer shall not be (X) permitted to vote at any meeting of the Board or on any matter which may be considered by the Board or (Y) counted for purposes of determining whether there is sufficient quorum for the Board to conduct its business. The parties hereto acknowledge and agree that the Windward/Park Observer shall owe no fiduciary or other duties to the Stockholders or otherwise have any director or fiduciary duties or liabilities to the Company or its Stockholders.

          (b) The Management Stockholders (or the Management Stockholders and the Permitted Transferees of the Management Stockholders, if any) may recommend to the Windward Agent up to two (2) individuals for consideration by the Windward Agent in selecting the Independent Directors; provided, however, the
                                                       --------  -------
parties hereto acknowledge that the Windward Agent shall have the final determination as to the selection of the Independent Nominees and as such the Windward Agent may accept or reject the recommendations of the Management Stockholders (or the Management Stockholders and the Permitted Transferees of the Management Stockholders, if any) for any reason and under any circumstances in the sole discretion of the Windward Agent. For purposes of determining the individuals to be recommended in accordance with the foregoing sentence, the Management Stockholders (and their Permitted Transferees, if any) may agree on such individuals between or among themselves by the affirmative vote of the holders of a majority of the shares of Company Stock owned by such persons.

          2.3  Replacement of Nominees.  If, prior to his election to the Board
               -----------------------
pursuant to Section 2.2 hereof, any Nominee shall be unable or unwilling to serve as a director of the Company, the Stockholder or Stockholders who nominated any such Nominee shall be entitled to nominate a replacement who shall then be a Nominee for purposes of this Article II. If, following election to the Board pursuant to Section 2.2 hereof, any Nominee shall resign, die or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the Stockholder or Stockholders who nominated such Nominee shall within 30 days of such event, notify the Board in writing of a replacement Nominee, and all Stockholders shall vote their shares of Company Stock (to the extent entitled to vote), at any regular or special meeting called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure the election to the Board of such replacement Nominee to fill the unexpired term of the Nominee whom such new Nominee is replacing; provided that no person may be selected by a Stockholder or group of
--------
Stockholders as a Nominee if such person previously served as a director of the Company and was previously removed for Cause in accordance with Section 2.6 hereof. If a Stockholder or Stockholders shall fail to so notify the Board, the Board may, in the event that there is an insufficient number of directors to constitute a quorum or otherwise conduct any business before the Board, nominate any other person to fill the vacancy.

          2.4  Calling Special Meetings for the Removal of Nominees.  Each
               ----------------------------------------------------
Stockholder hereby agrees to use such Stockholder's best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the shares of Company Stock (to the extent entitled to vote) owned or held of record by such Stockholder for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without Cause) of any director if the persons designating such director pursuant to Section 2.2 hereof request, in a writing signed by the holders of a majority of the Company Stock owned by such Stockholders, his removal for any reason (with or without Cause (as set forth in Section 2.6), notwithstanding the provisions of Section 2.6). Except for any action taken in accordance with the previous sentence of this Section
2.4 or with respect to the removal of a director for Cause, each Stockholder further agrees to take no action, whether by voting of shares of Common Stock or otherwise, with respect to the removal of any director that was not designated by such Stockholder pursuant to Section 2.2 hereof.

          2.5  Calling Special Meetings for the Enforcement of Corporate
               ----------------------------------------------------------
Governance Provisions.  In order to effectuate the provisions of this Article
---------------------
II, each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings to effectuate such stockholder action.

          2.6  Removal for Cause.  Each Stockholder hereby agrees that, subject
               -----------------
to the requirements of appli-
cable law and the Certificate, no director shall be removed without Cause (except as provided in Section 2.4 hereof). For the purposes of Section 2.4 and this Section 2.6, "Cause" shall mean the commission of an act of fraud or embezzlement against the Company or any of its subsidiaries or any conviction or guilty plea for a felony (or a plea of nolo contendere thereto).
                                       ---- ----------

          2.7  Grant of Proxies.  In order to effectuate the provisions of this
               ----------------
Article II and in addition to and not in lieu of Sections 2.1 through 2.6 hereof, (i) the Windward Agent hereby grants to Mr. Gary L. Swenson, or if Mr. Swenson shall cease to be a managing director, officer, director, affiliate or associate (as such terms are defined in the rules and regulations under the Exchange Act) of the Windward Agent or of any member of the Windward Agent or any of its affiliates or associates, to his successor, who shall be a managing director, officer, director, affiliate or associate of the Windward Agent or of any member of the Windward Agent or any of its affiliates or associates and shall be selected by the Windward Agent, and (ii) the Management Stockholders hereby grant to Andrew Goldfarb, or if Andrew Goldfarb shall cease to be Chief Executive Officer of the Company, to a person who is an officer and stockholder of the Company and who is selected by the Management Stockholders, a proxy to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting with respect to, all of the shares of Company Stock owned or held of record by such Stockholder solely for (x) the election of directors designated in accordance with Section 2.2 hereof, (y) the removal of directors in accordance with Sections 2.4 and 2.5 hereof, and (z) the election of a director to fill any vacancy on the Board in accordance with
Section 2.3 hereof. The proxies granted pursuant to this Section 2.7 shall terminate on the ten-year anniversary of the date hereof, unless terminated prior to such date.

          2.8  Voting Agreement.  Each Stockholder who is a member of the
               ----------------
Windward Group, subject to such Stockholder's receiving full disclosure of all material facts relating thereto, shall vote its shares of Company Stock (to the extent then entitled to vote) at any regular or special meeting called for the purposes of approving the arrangements, plans or bonuses contemplated by the Stock Purchase Agreement in effect on the date hereof or to be paid hereafter to the extent approval is contemplated by (or in accordance with)
Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), or in any written consent executed in lieu of any such meeting of Stockholders, and shall take all actions necessary, to ensure the approval of such proposal.


                                  ARTICLE III

                           RESTRICTIONS ON TRANSFER;
                            RIGHTS OF FIRST REFUSAL

          3.1  Restrictions on Transfer.
               ------------------------

          (a) No Company Stock now or hereafter owned by any Stockholder or any interest therein may be Transferred prior to the expiration of the third anniversary of the date hereof (the "Restricted Period"), except (i) for the sale by the Windward Group to a Third Party of all (subject to any percentage reduction arising as a result of the exercise of any "tag-along" rights pursuant to Article IV hereof) of its equity interests in the Company, (ii) for any sale of shares in connection with the exercise by the Windward Group of its rights under Sections 5.1 through 5.6 hereof, (iii) upon the exercise by the Company (or its designee) of any "call" rights or any Management Stockholder of its "put" rights provided for in Article VII hereof or (iv) Transfers to or from a Permitted Transferee. Notwithstanding the foregoing, in no event shall any Stockholder transfer any Company Stock prior to April 15, 1997.

          (b) After the Restricted Period, no Company Stock now or hereafter owned by any Stockholder or any interest therein may be Transferred, except (i) pursuant to any Transfer which complies with the provisions of Articles III or IV hereof (provided that during the period in which any Management Stockholder and its Permitted Transferees are subject to the "put" and "call" provisions of
Article VII hereof (including, without limitation, any period following any termination of the Management Stockholder's employment with the Company and its subsidiaries up until the expiration of the Company's put and call periods set forth in Sections 7.1 and 7.3 hereof), no such Management Stockholder and its Permitted Transferees shall be permitted to Transfer any shares of

Company Stock pursuant to either the provisions of Article III hereof or the "tag-along" provisions of Article IV hereof, except for Transfers to the Permitted Transferees of such Management Stockholder), (ii) pursuant to any Registration contemplated in connection with the provisions of Article IX hereof (provided that, prior to an IPO Event, no Management Stockholder and its Permitted Transferees shall be permitted to Transfer any shares of Company Stock pursuant to the provisions of Article IX hereof), (iii) for the sale by the Windward Group to a Third Party of all (subject to any percentage reduction arising as a result of the exercise of any "tag-along" rights pursuant to
Article IV hereof) of its equity interests in the Company, (iv) for any sale of shares in connection with the exercise by the Windward Group of its rights under Sections 5.1 through 5.6 hereof, (v) upon the exercise by the Company (or its designee) of any "call" rights or any Management Stockholder of its "put" rights provided for in Article VII hereof or (vi) Transfers to or from a Permitted Transferee.

          (c) Any Transfer of Company Stock made pursuant to this Section 3.1 to a Permitted Transferee shall be effective only if such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article X hereof. No Transfer of Company Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

          3.2  Rights of First Refusal Generally.
               ---------------------------------

          (a) Subject to the restrictions of Section 3.1 hereof and the limitations of Section 3.7 hereof, and prior to the application of any of the provisions of Article IV hereof, if, at any time during the term of this Agreement, any Stockholder (the "Offering Stockholder") receives a bona fide
                                                                    ---- ----
offer which such Stockholder wishes to accept (a "Transfer Offer") from any Third Party (the "Offeror") to purchase Company Stock (the "Transfer Stock") then owned by such Stockholder, the Offering Stockholder shall cause the Transfer Offer to be reduced to writing and shall provide a written notice (the "Right of First Refusal Notice") of such Transfer Offer to the Company, and the Company shall provide written notice of such Transfer Offer to each of the other Stockholders (the "Stockholder Offerees" and, together with the Company, the "Transfer Offerees") in the manner set forth in Section 14.7 hereof. The Right of First Refusal Notice shall also contain an irrevocable offer to sell the Transfer Stock to the Transfer Offerees (in the manner set forth below) at the same price and upon substantially the same terms and conditions as the terms and conditions contained in the Transfer Offer and shall be accompanied by a true and correct copy of the Transfer Offer (which shall identify the Offeror, the Transfer Stock, the price contained in the Transfer Offer and all the other terms and conditions of the Transfer Offer); provided that (x) the Right of First Refusal
                                   --------
Notice may be combined with a Tag-Along Notice, (y) any such combined Tag-Along Notice/Right of First Refusal Notice may state that in the event that the offer(s) to sell the Transfer Stock to the Transfer Offerees are not accepted in full in accordance with this Section 3.2, then such notice shall constitute an offer with respect to Tag-Along Stock in accordance with Section 4.1 hereof and
(z) references herein to a Right of First Refusal Notice shall be deemed to include any such combined Tag-Along Notice/Right of First Refusal Notice.

          (b) The Transfer Offerees shall have the right and option, within 30 days after the date the Right of First Refusal Notice is received by such Transfer Offerees, to accept irrevocably such offer (subject to the priorities and pro rata adjustments set forth in Sections 3.3 and 3.4 below), in the aggregate, as to all, but not less than all (unless otherwise consented to by the relevant Offering Stockholders and Offerors), shares of Transfer Stock. Each Transfer Offeree which desires to exercise such option shall provide the Offering Stockholder with written notice (specifying the number of shares of the Transfer Stock as to which each Transfer Offeree is accepting the offer) within such 30 day period. Unless the relevant Offering Stockholders and Offerors shall have otherwise consented to the purchase of less than all of the shares of Transfer Stock, no Transfer Offeree shall have the right to acquire such shares of Transfer Stock unless all such shares are being acquired by Transfer Offerees pursuant to the provisions of this Article III.

          (c)  Notwithstanding anything to the contrary contained in this
Article III, there shall be no liability on the part of the Offering Stockholder to any Stockholder in the event that the sale of Transfer Stock contemplated pursuant to this Article III is not consummated for any reason whatsoever. Whether a sale of Transfer Stock contemplated pursuant to this Article III is effected by the Offering Stockholder is in the sole and absolute discretion of the Offering Stockholder.

          3.3  Apportionment of Shares Among Stockholders in the Event of Over-
               ---------------------------------------------------------------
Subscription.
------------

          (a) If the aggregate number of shares of Transfer Stock as to which notices of acceptance are provided by all Transfer Offerees exceeds the number of shares of Transfer Stock, the right to purchase the Transfer Stock shall be allocated (i) first, to the Stockholder Offerees and (ii) second, to the Company with respect to any shares of Transfer Stock as to which notices of acceptance have not been provided by the Stockholder Offerees.

          (b) Notwithstanding the provisions of paragraph (a) above, if the aggregate number of shares of Transfer Stock as to which notices of acceptance are provided by the Stockholder Offerees exceeds the number of shares of Transfer Stock, then (i) each Stockholder Offeree which provided a notice of acceptance shall first be allocated the lesser of (A) the number of shares of Transfer Stock which such Stockholder Offeree agreed to purchase and (B) the number of shares of Transfer Stock as is equal to the full number of shares of Transfer Stock offered in the Right of First Refusal Notice multiplied by a fraction, (1) the numerator of which shall be the number of shares of Common Stock held or deemed to be held by such Stockholder Offeree as of the date of the Right of First Refusal Notice (for the purpose of such calculation, a Stockholder Offeree shall be deemed to hold the number of shares of Common Stock which would be issuable, as of the date of the Right of First Refusal Notice, to such Stockholder Offeree upon conversion, exercise or exchange of all securities then held by such Stockholder Offeree that are then convertible, exercisable or exchangeable (but excluding any unvested options) into or for (whether directly or indirectly) shares of Common Stock) and (2) the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held or deemed to be held on such date by all Stockholder Offerees who accepted the offer contained in the Right of First Refusal Notice, and (ii) the balance of the shares of Transfer Stock (if any) offered shall be reallocated among the Stockholder Offerees accepting the offer contained in the Right of First Refusal Notice in the same proportion as set forth in the preceding clause (i)(B) (provided that no Stockholder Offeree shall be obligated to purchase more than the number of shares of Transfer Stock which such Stock holder Offeree initially agreed to purchase) in continuous reallocations until all such remaining shares have been reallocated fully among such Stockholder Offerees; provided that all
                                                             --------
allocations referred to herein shall be determined in good faith by the Company in accordance with the provisions of this Section 3.3 and any share amounts so determined shall be rounded to avoid fractional shares.

          3.4  Apportionment of Shares Among Stockholders in the Event of
               ----------------------------------------------------------
Failure to Purchase.  If any shares of Transfer Stock are not purchased by a
-------------------
Stockholder Offeree who or which previously delivered a written notice of acceptance relating thereto (collectively, the "Transfer Default Stock"), such shares of Transfer Default Stock may be purchased by the other Stockholder Offerees purchasing Transfer Stock (the "Default Offerees"), allocated among such Default Offerees in proportion to the number of shares of Transfer Stock otherwise being purchased by those of such Default Offerees who agree to purchase Transfer Default Stock; provided that, if the Default Offerees do not
                                 --------
purchase all the Transfer Default Stock, the Company may purchase the remaining Transfer Default Stock; provided further that the provisions of this Section 3.4
                        -------- -------
shall not excuse the failure by any such Stockholder Offeree to purchase the shares of Transfer Default Stock with respect to which it previously delivered a written notice of acceptance relating thereto; provided further that all
                                                 -------- -------
allocations referred to herein shall be determined in good faith by the Company in accordance with the provisions of this Section 3.4 and any share amounts so determined shall be rounded to avoid fractional shares. The provisions of the last sentence of Section 3.2(b) shall apply if the Default Offerees and the Company do not in the aggregate purchase all of the Transfer Default Stock.

          3.5  Transfer Mechanics.  The closing of the purchase of the Transfer
               ------------------
Stock by the Transfer Offerees who have exercised the option pursuant to Section
3.2 hereof shall take place at the principal executive offices of the Company on the 45th Business Day after the expiration of the 30-day period after the giving of the Right of First Refusal Notice (or such other date as may be mutually agreed to by the parties to such transaction). At such closing, each Transfer Offeree shall deliver to the Offering Stockholder the appropriate per share consideration (which, in the event that the Transfer Offer set forth in the Right of First Refusal Notice contemplated the payment by the Offeror of non-cash consideration, shall be paid in cash in an amount equal to the fair market value of such non-cash consideration, as determined in accordance with the provisions of the last sentence of this Section 3.5) pursuant to a bank, cashier's or certified check or by wire transfer of immediately available funds (unless otherwise specified in the Right of First Refusal Notice provided to the Transfer Offerees), against delivery of certificates representing the Transfer Stock so purchased Duly Endorsed. For purposes of this Section 3.5, the value of non-cash consideration shall be the fair market value of the aggregate consideration (whether such consideration is in the form of cash, securities, other assets or the assumption of liabilities, or any combination thereof) to be paid (without assigning any value to the non-economic terms of the particular transaction (e.g., representations, warranties, covenants, conditions,
             ----
indemnification, etc. or the tax treatment of the particular transaction), as determined by the Windward Agent in its reasonable discretion. Any transfer (other than to a Third Party) pursuant to this Article III shall be made without any representations, warranties, covenants or indemnities; except, that, each transferor shall be deemed to have represented that (i) the transfer has been duly authorized by it, (ii) that it has the capacity, power and authority to transfer such shares and (iii) that the acquiror shall obtain good title to such shares, free and clear of any defects, encumbrances and adverse interests (other than as provided for in this Agreement).

          3.6  Transfers to Third Parties after Stockholders Decline Rights of
               ----------------------------------------------------------------
First Refusal.  If at the end of the 30-day period following the giving of the
-------------
Right of First Refusal Notice, the Transfer Offerees (including, without limitation, the Company) shall not have collectively accepted the offer contained in such notice as to all shares of Transfer Stock covered thereby (unless otherwise consented to by the relevant Offering Stockholders and Offerors), the Offering Stockholder shall have 60 days in which to sell the Transfer Stock to the Offeror, at a price not less than that contained in the Right of First Refusal Notice and on terms and conditions not more favorable to the Offeror than were contained in the Right of First Refusal Notice. No sale may be made to any Offeror unless such Offeror agrees in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article X hereof. Promptly after any sale pursuant to this Section 3.6, the Offering Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as the Company may reasonably request. If, at the end of such 60 day period, the Offering Stockholder has not completed the sale of the Transfer Stock, such Stockholder shall no longer be permitted to sell such shares pursuant to this Section 3.6 without again fully complying with the provisions of this Article III and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all such person's shares of Company Stock, including the Transfer Stock.

          3.7  Exceptions to Rights of First Refusal.  The provisions of this
               -------------------------------------
Article III shall not be applicable to any Transfer of Company Stock (a) from any Stockholder to any Permitted Transferee, or from any Permitted Transferee of such Stockholder to such Stockholder, provided that in any Transfer to a Permitted Transferee such Permitted Transferee (other than the Company) must agree in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article X hereof, (b) made pursuant to a public offering of Company Stock in connection with the exercise by any Stockholder of its rights pursuant to Article IX hereof or in connection with the exercise by the Windward Agent of its rights pursuant to Section 5.6 hereof, (c) made in connection with the exercise by the Windward Group of a Compelled Sale Right,
(d) by any Tag-Along Offeree pursuant to Article IV hereof (provided that the rights of Tag-Along Offerees pursuant to Article IV hereof shall only apply after application of the provisions of this Article

III), or (e) between the Company (or its designee), on the one hand, and any Management Stockholder or employee of the Company and its subsidiaries, on the other, pursuant to Articles VII or X hereof.


                                   ARTICLE IV

                                TAG-ALONG RIGHTS

          4.1  Tag-Along Rights Generally.
               --------------------------

          (a) Subject to the restrictions on Transfer set forth in Section 3.1 hereof, and subject to the prior application of the right of first refusal provisions of Sections 3.2 through 3.7 hereof, any Stockholder or Stockholders may, individually or collectively, in any one transaction or any series of similar transactions, Transfer any shares of Company Stock to any Third Party, but only if the Stockholder or Stockholders desiring to so transfer their Company Stock (collectively, the "Transferor") first offer to each of the other Stockholders (the "Tag-Along Offerees") to include, at the option of each Tag-Along Offeree, in the sale or other disposition to the Third Party, such number of shares of Company Stock (collectively, the "Tag-Along Stock") as shall be determined in accordance with this Article IV.

          (b)  Upon the receipt by any Transferor or Transferors of a bona fide
                                                                      ---- ----
offer or offers to purchase or otherwise acquire shares of its or their Company Stock from a Third Party (other than a Transfer which pursuant to Section 4.5 hereof would not be subject to the provisions of Sections 4.1 through 4.4 hereof) which such Transferor or Transferors desire to accept, such Transferors shall cause the Third Party's offer to be reduced to writing and shall provide a copy of such written notice of such Third Party's offer (the "Tag-Along
Notice") to the Company, and the Company shall provide a copy of the Tag-Along Notice to each of the Tag-Along Offerees in the manner set forth in Section 14.7 hereof. The Tag-Along Notice must contain an offer to purchase or otherwise acquire shares of Tag-Along Stock from the Tag-Along Offerees according to the terms and conditions of this Article IV and upon substantially the same terms and conditions as the terms and conditions contained in the Third Party's offer and shall be accompanied by a true and correct copy of the Third Party's offer; provided that (x) the Tag-Along
                                             --------
Notice may be combined with a Right of First Refusal Notice, (y) the offer by a Third Party with respect to Tag-Along Stock set forth in any such combined Tag-Along Notice/Right of First Refusal Notice may be conditioned on the offer(s) with respect to the purchase in accordance with Article IV of the Transfer
Stock set forth therein not being accepted and (z) references herein to a Tag-Along Notice shall be deemed to include any such combined Tag-Along Notice/Right of First Refusal Notice.

          (c) At any time within 10 Business Days after its receipt of the Tag-Along Notice (or 30 days after its receipt of a combined Tag-Along Notice/Right of First Refusal Notice), each of the Tag-Along Offerees may irrevocably accept the Third Party offer included in the Tag-Along Notice for up to such number of shares of Tag-Along Stock as is determined in accordance with the provisions of this Article IV by furnishing written notice of such acceptance to the Transferor and such Third Party; such written notice of acceptance must be accompanied by the certificate or certificates representing the shares of Tag-Along Stock (which shall be free and clear of liens), Duly Endorsed, to be sold or otherwise disposed of pursuant to such offer by such Tag-Along Offeree, together with a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares of stock pursuant to the terms and conditions of such Third Party's offer and the terms and conditions of this Article IV.

          (d)  Notwithstanding anything to the contrary contained in this
Article IV, there shall be no liability on the part of the Transferor to any Stockholder in the event that the sale of Company Stock to the Third Party contemplated pursuant to this Article IV is not consummated for any reason whatsoever. Whether a sale of Company Stock to the Third Party contemplated pursuant to this Article IV is effected is in the sole and absolute discretion of the Transferor.

          4.2  Allocation of Shares of Tag-Along Stock.  Each Tag-Along Offeree
               ---------------------------------------
shall have the right to sell pursuant to the Third Party's offer a number of shares of Tag-Along Stock up to the product of (x) the total number of shares to be acquired by the Third Party as set forth in the Tag-Along Notice (or such higher number of shares as such Third Party may agree to), times (y) a fraction, the numerator of which shall be the number of shares of Common Stock held or deemed to be held by such Tag-Along Offeree as of the date of the Tag-Along Notice (for the purpose of such calculation, a Tag-Along Offeree shall be deemed to hold the number of shares of Common Stock which would be issuable, as of the date of the Tag-Along Notice, to such Tag-Along Offeree upon conversion, exercise or exchange of all securities then held by such Tag-Along Offeree that are then convertible, exercisable or exchangeable (but excluding any unvested options) into or for (whether directly or indirectly) shares of Common Stock) and (2) the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held or deemed to be held on such date by all Stockholders; provided that all
                                                    --------
allocations referred to herein shall be determined in good faith by the Company in accordance with the provisions of this Section 4.2 and any share amounts so determined shall be rounded to avoid fractional shares.

          4.3  Transfer Mechanics.  The purchase from the Tag-Along Offerees
               ------------------
pursuant to this Article IV shall be on the same terms and conditions, including any representations, warranties, covenants and indemnities and the per share price (which, in the event of cash consideration, shall be paid by bank, cashier's or certified check or by wire transfer of immediately available funds, unless otherwise specified in the Tag-Along Notice provided to the Tag-Along Offerees by the Company) and the date of sale or other disposition, as are received by the Transferor and stated in the Tag-Along Notice provided to the Tag-Along Offerees by the Company. As promptly as practicable (but in no event later than 5 days) after the consummation of the sale or other disposition of Company Stock of the Transferor and Tag-Along Stock of the Tag-Along Offerees to the Third Party pursuant to the Third Party's offer, the Transferor shall notify the Tag-Along Offerees thereof, shall remit to each Tag-Along Offeree who accepted the Third Party's offer in accordance with the provisions of this
Article IV the total sales price of the shares of Tag-Along Stock of such Tag-Along Offeree sold or otherwise disposed of pursuant thereto (together with any excess shares of Tag-Along Stock of such Tag-Along Offeree which are not sold or otherwise disposed of pursuant thereto), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms and conditions thereof as may be reasonably requested by the Tag-Along Offerees.

          4.4  Transfers to Third Parties after Stockholders Decline Tag-Along
               ----------------------------------------------------------------
Rights.  If within 10 Business Days after the receipt of the Tag-Along Notice
------
(or 30 days after its receipt of a combined Tag-Along Notice/Right of First Refusal Notice), any Tag-Along Offeree has not accepted the offer contained in the Tag-Along Notice, such Tag-Along Offeree will be deemed to have waived any and all rights with respect to the sale or other disposition of Tag-Along Stock described in the Tag-Along Notice and the Transferor shall have 60 days in which to sell or otherwise dispose of the shares of Company Stock described in the Third Party's offer, on terms and conditions not more favorable to the Transferor than were set forth in the Tag-Along Notice. If, at the end of 60 days following the receipt of the Tag-Along Notice, the Transferor has not completed the sale or other disposition of Company Stock of the Transferor and Tag-Along Stock of any Tag-Along Offeree in accordance with the terms and conditions of the Third Party's offer, the Transferor shall return to such Tag-Along Offeree all certificates representing shares of Tag-Along Stock which such Tag-Along Offeree delivered for sale or other disposition pursuant to this
Article IV, and all the restrictions on Transfer contained in this Agreement with respect to Company Stock owned by the Transferor shall again be in effect.

          4.5  Exceptions to Tag-Along Rights.  The provisions of this Article
               ------------------------------
IV shall not be applicable to any Transfer of Company Stock (a) from any Stockholder to any Permitted Transferee, or from any Permitted Transferee of such Stockholder to such Stockholder, provided that in any Transfer to a Permitted Transferee such Permitted Transferee (other than the Company) must agree in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article X hereof, (b) made pursuant to a public offering of Company Stock in connection with the exercise by any Stockholder of its rights pursuant to Article IX hereof or in connection with the exercise by the Windward Group of its rights pursuant to Section 5.6 hereof, (c) made in connection with the exercise by the Windward Group of a Compelled Sale Right or (d) between the Company (or its designee), on the one hand, and any Management Stockholder or employee of the Company and its subsidiaries, on the other, pursuant to Articles VII or X hereof.


                                   ARTICLE V

                       RIGHTS TO COMPEL SALE OR IPO EVENT

          5.1  Rights to Compel Sale Generally.  The Windward Group shall have
               -------------------------------
the right (the "Compelled Sale Right") to cause the sale of all or substantially all of the Company to a Third Party (the "Third Party Purchaser"), whether pursuant to a sale of Company Stock, merger, consolidation, stock swap, business combination, sale of assets or similar transaction (any such sale, the "Compelled Sale"); provided that the Windward Group gets treated no more
                   --------
favorably as to the terms and conditions of the Compelled Sale than the other Stockholders (other than with respect to any transaction fee arrangements entered into by the Company and Windward (or any of its Affiliates) in connection with a Compelled Sale which such transaction fee arrangements, in the case of any Compelled Sale, shall be subject to the approval of a majority of the directors of the Company who are not Windward Nominees). If the Windward Group proposes to exercise its Compelled Sale Right, the Windward Agent shall send written notice of the exercise of its Compelled Sale Right to each of the remaining Stockholders, setting forth the consideration to be paid by the Third Party Purchaser and the other terms and conditions of such transaction (such notice, the "Compelled Sale Notice").

          5.2  Compelled Sale Pursuant to a Sale of Company Stock.
               --------------------------------------------------

          (a) In the event that the Windward Group determines to exercise its Compelled Sale Right pursuant to a sale of Company Stock to the Third Party Purchaser, then the Windward Agent may, at its option, require the remaining Stockholders and their respective Permitted Transferees to sell all Company Stock (along with all rights to acquire Company Stock and similar interests) held by them to the Third Party Purchaser for the same consideration per share (appropriately adjusted in the case of securities such as options and warrants) and otherwise on the same terms and conditions upon which the Windward Group sells its shares of Company Stock (along with all rights to acquire Company Stock and similar interests). Within 10 days following the date on which the Windward Agent delivers the Compelled Sale Notice, each of the remaining Stockholders shall deliver to a representative of the Windward Agent designated in the Compelled Sale Notice, certificates representing all shares of Company Stock (along with all rights to acquire Company Stock and similar interests) held by such Stockholder, Duly Endorsed, together with all other documents required to be executed in connection with such transaction; provided that in the event that the Windward
                                   --------
Group does not anticipate consummating such Compelled Sale within 30 days after the date of delivery of the Compelled Sale Notice, the Windward Group shall subsequently notify the remaining Stockholders of the anticipated date of consummation of such Compelled Sale and such remaining Stockholders shall thereupon deliver to such designated representative of the Windward Agent, within 5 days prior to such anticipated date of consummation, such certificates and documents.

          (b) In the event that a remaining Stockholder and its Permitted Transferees should fail to deliver such certificates and documents to the Windward Agent, then (i) the Company shall cause the books and records of the Company to show that such shares are bound by the provisions of this Article V and that such shares may be transferred only to the Third Party Purchaser and
(ii) such remaining Stockholder and each of its Permitted Transferees (A) shall not be entitled to the consideration it is to receive under this Section 5.2 until it cures such failure (provided that after curing such failure it shall be so entitled to such consideration without interest), (B) shall for all purposes be deemed no longer to be a stockholder of the Company and have no voting rights with respect to such shares of Company Stock, (C) shall not be entitled to any dividends or other distributions with respect to the shares of Company Stock held by it, (D) shall have no other rights or privileges granted to stockholders under this or any other agreement and (E) in the event of liquidation of the Company, shall have rights subordinate to the rights of any equity holder with respect to any consideration it would have received if it had complied with this Section

5.2, if any, until it cures such failure (provided, that after curing such failure it shall be so entitled to such consideration without interest). If any party so fails to deliver such certificates and documents as so required it shall execute, acknowledge and deliver all such further agreements and take all such further actions as may be reasonably necessary or desirable to give effect to the provisions of this Section 5.2.

          (c) If, within one year after the Windward Agent gives such notice, the Windward Group has not completed the sale of all the shares of Company Stock (along with all rights to acquire Company Stock and similar interests) of the Stockholders in accordance herewith, the Windward Agent shall return to each of the remaining Stockholders all certificates representing shares of Company Stock that such Stockholder delivered for sale pursuant hereto and that were not purchased pursuant to this Article V.

          (d) Stockholders who deliver to the Windward Agent certificates representing shares of Company Stock in accordance with this Section 5.2 or otherwise pursuant to a Compelled Sale shall retain full voting control (to the extent such shares are entitled to vote) and any other rights and incidents of ownership associated with such Stockholder's ownership of such shares until the applicable Compelled Sale has been completed or such shares have been returned in accordance with the provisions of this Article V and such shares will be held by the Windward Agent for the benefit of such Stockholder until such time.

          5.3  Compelled Sale Other Than Pursuant to a Sale of Company Stock.
               -------------------------------------------------------------
In the event that the Windward Group determines to exercise its Compelled Sale Right pursuant to a merger, consolidation, stock swap, business combination, sale of assets or similar transaction, then the Windward Agent may, at its option, require the remaining Stockholders and their respective Permitted Transferees to vote in favor of such transaction. In particular, in the event of any such proposed transaction, upon any request by the Windward Agent, each of the Stockholders shall use its respective best efforts (i) to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company to consider approval of such proposed trans-action, and (ii) vote in favor of such proposed transaction all of the shares of Company Stock owned or held of record by such Stockholder (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of voting on such matter, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure that all necessary stockholder approvals for such transaction are obtained.

          5.4  Cooperation in Connection with Compelled Sale.  Each Stockholder
               ---------------------------------------------
shall cooperate with the Windward Agent and the other members of the Windward Group in the event that the Windward Group determines to exercise its Compelled Sale Right pursuant to this Article V and shall take all necessary and appropriate actions in connection with any such Compelled Sale as may be reasonably requested by the Windward Agent (including, without limitation, entering into such agreements and instruments in connection with any such Compelled Sale as may be requested by the Windward Agent (subject to the provisions of the next sentence)). Without limitation to the foregoing provisions, each Stockholder hereby covenants and agrees that, at the request of the Windward Agent, it will promptly enter into any agreements and instruments (which may include such representations, warranties, covenants and indemnities as may be negotiated by the Windward Agent) with a Third Party Purchaser relating to any Compelled Sale that is negotiated by the Windward Agent;

provided, however, that, unless the Stockholders shall otherwise agree, all such
--------
representations, warranties and indemnities shall be several and not joint as among the Stockholders.

          5.5  Notice of Consummation of Compelled Sale.  Promptly (but in no
               ----------------------------------------
event later than 2 Business Days) after the consummation of any sale transaction contemplated pursuant to Section 5.1 hereof, the Windward Agent shall give notice thereof to the remaining Stockholders, shall remit to each of the remaining Stockholders the total transaction proceeds to which such Stockholders are entitled pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms and conditions thereof as may be reasonably requested by such Stockholders.

          5.6  Rights to Compel IPO Event.
               --------------------------

          (a) The Windward Agent may, on behalf of the Windward Group, at any time, in its sole discretion, cause the Company to effect an IPO Event (which may include, at the Windward Agent's option, the secondary sale of shares of Company Stock then held by the Windward Group); provided that the Windward
                                                --------
Group's election to include any of its shares of Company Stock in such public offering shall entitle the Management Stockholders to participate in accordance with (and subject to the restrictions applicable to) the "piggyback" registration rights provisions of Article 9 hereof.

          (b) In the event that the Windward Agent, on behalf of the Windward Group, elects to exercise its rights pursuant to Section 5.6(a) above, the Windward Agent shall have the right to designate all of the material terms of such IPO Event (e.g., the underwriters, if any, to be retained by the Company in
                ----
connection therewith, the securities exchanges or national market systems, if any, where the Company's equity would be listed for trading, the price, timing and other terms of the proposed public offering, etc.). In addition, in the event that the Windward Agent elects to exercise the rights of the Windward Group contemplated pursuant to Section 5.6(a) above, then the Windward Agent may, at its option, require the remaining Stockholders and their respective Permitted Transferees to vote in favor of any amendment(s) to the Certificate and By-Laws which are reasonably requested by any underwriter retained in connection with such IPO Event. In particular, in the event of any such proposed IPO Event, upon any request by the Windward Agent, each of the Stockholders shall use its respective best efforts (i) to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company to consider approval of such proposed amendment(s), and (ii) vote in favor of such proposed amendment(s) all of the shares of Company Stock owned or held of record by such Stockholder (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of voting on such matter, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure that all necessary stock-holder approvals for such amendment(s) and such IPO Event are obtained.


                                   ARTICLE VI
                               PREEMPTIVE RIGHTS

          6.1  Preemptive Rights.
               -----------------

          (a) The Company hereby grants to each Stockholder who is a member of the Windward Group or a Management Stockholder (and their respective Permitted Transferees) (each, a "Preempting Stockholder") a right of first refusal to purchase, with respect to the issuance by the Company of new or additional equity securities for cash, that portion of such new or additional equity securities as may be necessary in order to permit such Stockholder to maintain their relative ownership of the aggregate amount of the Company's total common equity (calculated on a Fully-Diluted Basis). Such right of first refusal would be offered to each Preempting Stockholder (such offer, the "Preemptive Rights Offer") pursuant to a written notice from the Company offering each Preempting Stockholder such securities on the same terms and conditions as offered to the other offeree(s) (such written notice, the "Preemptive Rights Notice"). Each Preempting Stockholder would have 15 days from the date of the Company's delivery of the Preemptive Rights Notice to notify the Company in writing of its binding acceptance of such Preemptive Rights Offer with respect to all (but not less than all) equity securities which are offered to such Preempting Stockholder pursuant to such Preemptive Rights Offer.

          (b) If a Preempting Stockholder accepts the Preemptive Rights Offer in accordance with the provisions of the preceding sentence, the Company and any such accepting party shall have 30 days in which to consummate such binding agreement. In the event that a Preempting Stockholder does not accept the Preemptive Rights Offer within such 15-day period in accordance with the provisions of the preceding sentence or fails to consummate any such purchase within such 30-day period, the Company would have the right, subject to the provisions of Section 12.1(f) but not the obligation to issue such securities on terms and conditions in the aggregate no more favorable to the other offeree(s) than those set forth in the Preemptive Rights Notice, pursuant to a definitive agreement to be entered into no later than 120 days after such date.

          (c) Notwithstanding anything to the contrary contained herein, no rights of first refusal pursuant to Section 6.1(a) above would apply in the event of (i) any issuances or grants of equity securities to the officers, directors or employees of the Company or any of its subsidiaries, (ii) the exercise of any employee or director options or the exercise or conversion of any options, warrants or convertible securities in existence as of the date of the Closing or issued pursuant to or in connection with the Stock Purchase Agreement, or the issuance of any securities to the employees or directors of the Company or its subsidiaries pursuant to any restricted stock or other incentive plan of the Company or any of its subsidiaries or the issuance upon the conversion or exercise of convertible securities or warrants the issuance of which was subject to this Article VI, (iii) the issuance of equity securities, either directly or indirectly, in connection with the acquisition, strategic business combination or investment by the Company in any party which is not prior to such transaction an Affiliate of either the Company or any of the Stockholders (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (iv) the issuance of securities (including any convertible securities or options and the conversion or exercise thereof) to any third party which is at such time a creditor of the Company, in connection with the refinancing or restructuring of the indebtedness owed to such third party,
(v) an issuance of securities by the Company in connection with an IPO Event or any other Registration, (vi) an issuance of securities by the Company in connection with any Compelled Sale Right, (vii) the distribution by the Company of its securities to all of its stockholders on a pro rata basis or (viii) any
                                                  --- ----
issuance of securities by the Company pursuant to the Stock Purchase Agreement. Notwithstanding anything to the contrary herein, for as long as the
Subordinated Notes remain outstanding, the Company shall not issue any shares of Common Stock to any of its directors; provided, however, that the Company may
                                      --------  -------
(i) issue shares upon the excercise of options granted to directors in accordence with the terms of the Company Stock Option Plan and (ii) issue up to 2,000 shares of Common Stock to Independent

Nominees and an additional 500 shares of Common Stock to a Windward/Park Nominee who is not an employee of MetLife, in each case at a purchase price per share at least equal to the price per share paid by the Windward Entities pursuant to the Stock Purchase Agreement.


                                  ARTICLE VII

                    PUT AND CALL RIGHTS ON MANAGEMENT STOCK

          7.1  Put and Call Rights.
               -------------------

          (a)  Termination Without Cause.  If, prior to an IPO Event, a
               -------------------------
Management Stockholder's employment with the Company and its subsidiaries is terminated (x) by the Company and its subsidiaries for any reason other than Cause or other than in connection with the Retirement, Disability or death of such Management Stockholder, or (y) by reason of Voluntary Termination for Good Reason, then the Company (or its designee) shall have the right, for 120 days following the date of termination of such employment and subject in each case to the provisions of Section 7.3 hereof, upon the approval of at least 75% of the members of the Board, to purchase from such Management Stockholder and his or her Permitted Transferees, and such Management Stockholder and his or her Permitted Transferees shall be required to sell on one occasion to the Company (or its designee), all Company Stock then held by such person(s) at a price equal to 90% of the Fair Market Value; provided, however, that the Company may
                                       --------  -------
not exercise such right if payment for such shares must be made in Management Repurchase Notes (as defined in Section 7.4) in accordance with Section 7.4.

          (b)  Termination Upon Disability, Death or Retirement.  (i)  Other
               ------------------------------------------------
than with respect to Andrew Goldfarb, if, prior to an IPO Event, a Management Stockholder's employment with the Company and its subsidiaries is terminated due to the Retirement, Disability or death of the Management Stockholder, then the Company (or its designee) shall have the right, for 120 days following the date of termination of such employment and subject in each case to the provisions of Sections 7.3 hereof, to purchase from such Management Stockholder (or the personal representatives of such deceased Management Stockholder, as the case may be) and his or her Permitted

Transferees, and such Management Stockholder (or the personal representatives of such deceased Management Stockholder, as the case may be) and his or her Permitted Transferees shall be required to sell on one occasion to the Company (or its designee), all Company Stock then held by such person(s) at a price equal to 85% of the Fair Market Value; provided, however, that in the event of
                                       --------  -------
such "call" (a "Management Stockholder Call Event"), if prior to 180 days after the consummation of such Management Stockholder Call Event, a Change of Control shall have occurred, the Company will pay to such Management Stockholder upon consummation of such Change of Control (x) the positive difference between (i) the price per share of Company Stock paid to Stockholders in connection with the Change of Control (based on the value of cash or property (including the retained value of any security and the present value of any right to receive payment in the future) paid to such Stockholders in the Change of Control) and
(ii) the purchase price per share of Company Stock paid to the Management Stockholder in such Management Stockholder Call Event, multiplied by (y) the number of shares of Company Stock sold in such Management Stockholder Call Event.

          (ii) Other than with respect to Andrew Goldfarb, if, prior to an IPO Event, a Management Stockholder's employment with the Company and its subsidiaries is terminated due to the Retirement, Disability or death of the Management Stockholder, then, subject in each case to the provisions of Section
7.3 hereof, such Management Stockholder (or the personal representatives of such deceased Management Stockholder, as the case may be) and all of his or her Permitted Transferees shall have the right, for 90 days following the date of termination of such employment, to sell to the Company (or its designee), and the Company (or its designee) shall be required to purchase on one occasion from such Management Stockholder and his or her Permitted Transferees, all shares of Company Stock held by all such person(s) as a price equal to 80% of the Fair Market Value; provided, however that in the event that the Company pays such
              --------
purchase price in Management Repurchase Notes in accordance with the provisions of Section 7.4, the purchase price shall be equal to 90% of the Fair Market Value.

          (c)  Voluntary Termination.  If, prior to an IPO Event, a Management
               ---------------------
Stockholder's employment with
the Company and its subsidiaries is terminated by reason of Voluntary Termination (other than Voluntary Termination for Good Reason), then the Company (or its designee) shall have the right, for 120 days following the date of termination of such employment and subject in each case to the provisions of
Section 7.3 hereof, to purchase from such Management Stockholder and his or her Permitted Transferees, and such Management Stockholder and his or her Permitted Transferees shall be required to sell on one occasion to the Company (or its designee), all Company Stock then held by such person(s) at a price equal to 85% of the Fair Market Value. For purposes of this Section 7.1(c) and Section 7.1(d), the termination of the employment of a Management Stockholder who is a party to an employment or consulting contract or agreement with the Company or its subsidiaries by reason of Voluntary Termination (other than Voluntary Termination for Good Reason) shall be deemed to be a termination for Cause and such Stockholder shall be subject to the provisions of Section 7.1(d).

          (d)  Termination for Cause.  If, prior to an IPO Event, (x) a
               ---------------------
Management Stockholder's employment with the Company and its subsidiaries is terminated for Cause (or is deemed terminated for Cause pursuant to Section 7.1(c)) or (y) a Management Stockholder voluntarily terminates his or her employment simultaneous with or following termination for Cause or an event which if known to the Company at the time of such voluntary termination by the Management Stockholder of his or her employment would allow the Company and its subsidiaries to terminate the Management Stockholder's employment for Cause, then the Company (or its designee) shall have the right, for 120 days following the date of termination of such employment and subject in each case to the provisions of Section 7.3 hereof, to purchase from such Management Stockholder and his or her Permitted Transferees, and such Management Stockholder and his or her Permitted Transferees shall be required to sell on one occasion to the Company (or its designee), all shares of Company Stock then held by such person(s) at a price equal to the lower of cost, Book Value or 75% of the Fair Market Value.

          (e)  Notice of Exercise; Closing.  (i)  If the Company (or its
               ---------------------------
designee) desires to exercise its option to purchase shares of Company Stock pursuant to its rights under this Section 7.1, the Company (or its designee) shall, not later than the expiration date of the 120-day call period referred to in clauses
(a), (b)(i), (c) and (d) above (as it may be extended pursuant to the provisions of Section 7.3 hereof), send written notice of its intention to purchase all of the shares of Company Stock held by such Management Stockholder and his or her Permitted Transferees pursuant to this Section 7.1. Subject in each case to the provisions of Section 7.3 hereof, the closing of the purchase shall take place at the principal office of the Company on the tenth day following the giving of such notice or as soon thereafter as practicable but in no event later than twenty days after the giving of such notice. The purchase price shall be paid in accordance with Section 7.4 hereof.

          (ii) Each Management Stockholder (and the Permitted Transferees thereof) which desires to sell all of its shares of Company Stock pursuant to its rights under this Section 7.1 shall, not later than the expiration date of the 90-day put period referred to in clause (b)(ii) above, send a written, irrevocable notice of its intention to sell all of its shares of Company Stock pursuant to this Section 7.1. Subject in each case to the provisions of Section
7.3 hereof, the closing of the purchase shall take place at the principal office of the Company on the tenth day following the giving of such notice. The purchase price shall be paid in accordance with Section 7.4 hereof.

          7.2  Obligation to Sell Several.  In the event that any Management
               --------------------------
Stockholder has transferred any shares of Company Stock to any Permitted Transferees, the failure of any one member of such group to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company (or its designee) shall not excuse, or constitute a waiver of the Company's rights against, the defaulting member(s).

          7.3  Deferral of Purchases.
               ---------------------

          (a)  Events of Deferral.  The Company (and its designee) shall not be
               ------------------
obligated to purchase any shares of Company Stock, at any time pursuant to this
Article VII, regardless of whether it has in the case of

Section 7.1 hereof delivered a notice of its election to purchase any such shares, (x) to the extent that the purchase of such shares would give rise to or result in a Violation or (y) if immediately prior to the time of purchase there exists, or if immediately after giving effect to such purchase there would exist, a Financing Default.

          (b)  Extension of Put and Call Periods.  The period during which the
               ---------------------------------
Company (or its designee) shall have the right or obligation to purchase shares of Company Stock pursuant to the exercise of any "put" rights pursuant to
Section 7.1 (a "Put Right") or pursuant to the exercise of any right to purchase shares of Company Stock pursuant Section 7.1 hereof (a "Call Right"), shall, except with respect to the Call Right contemplated by Section 7.1, be extended in the event the Board in good faith determines that any Violation or Financing Default exists or would result as a result of any purchase of Company Stock pursuant to this Article VII until 90 days (in the event of the exercise of any Put Rights), or 120 days (in the event of the exercise of any Call Rights), as the case may be, after the Board determines that such is no longer the case; provided that, in order to exercise such rights, (i) the Management
          --------
Stock holder (or the personal representatives of such deceased Management Stockholder, as the case may be) exercising any Put Rights must have given notice of its intention to exercise its Put Rights within 90 days from the date the Management Stockholder's termination of employment, and (ii) the Company (or its designee) must have given notice of its intention to exercise its Call Rights within 120 days from the date of the Management Stockholder's termination of employment.

          7.4  Payment for Stock.  The purchase price of shares of Company Stock
               -----------------
to be purchased by the Company (or its designee) pursuant to this Article VII will be paid by (a) at the Company's option, the cancellation of indebtedness owing from the Management Stockholder to the Company or any of its subsidiaries, if any, and (b) then by the Company's delivery of a bank cashier's check or certified check for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Company
Stock so purchased, Duly Endorsed; provided that, in the event (x) that the
                                   --------
Company does not have sufficient cash flow to finance the
payment of such purchase price referred to in clause (b) above, as determined in good faith the Board, or (y) that the Company is not permitted, pursuant to the provisions of either the Credit Agreement or the Subordinated Notes, or any refinancing, refunding or amendment thereof (after seeking in good faith to obtain from the lenders thereunder a consent reasonably acceptable to the Company with respect to effecting a cash repurchase), to pay cash in payment of such purchase price referred to in clause (b) above, but is permitted, pursuant thereto and pursuant to all other credit obligations of the Company to issue a Management Repurchase Note, then, in any of such events, the Company (or its designee) may, at its option, pay for such purchase price with the delivery of a junior, subordinated promissory note bearing interest at an eight percent (8%) annual rate of interest, due on the fifth anniversary of the date of issuance thereof (or such later date as may be required by any financing agreement to which the Company is a party) and substantially in the form attached hereto as Exhibit A for the remainder of the purchase price, if any (such promissory note, the "Management Repurchase Note"); provided further that if a Management
                                   -------- -------
Repurchase Note is issued by the Company in connection with the exercise of the "call" right pursuant to Section 7.1(c), such Management Repurchase Note shall be deemed a priority note (a "Priority Note") and the Company covenants, notwithstanding the term of the Management Repurchase Notes, to use its reasonable efforts to repay any Priority Notes as promptly thereafter as the Company's financing documents or cash flow shall reasonably, as determined by the Board, permit; provided, that, the Company shall not be bound by the
                   --------  ----
foregoing covenant to the extent that (and for as long as) any payment of any Priority Notes would give rise to or result in a Violation. In the event that the Company (or its designee) intends to deliver a Management Repurchase Note upon the exercise of any Put Right or any Call Right, the Company (or its designee) shall notify the intended recipient thereof prior to the delivery thereof. The Company (or its designee) shall have the rights set forth in subsections (a) and (b) of the first sentence of this Section 7.4 whether or not any Permitted Transferee(s) of the Management Stockholder owing amounts to the Company or its subsidiaries, if applicable, is itself an obligor of the Company or its subsidiaries.

          7.5  Miscellaneous.  Notwithstanding anything to the contrary set
               -------------
forth in this Agreement, (a) the Company shall be permitted to reach any agreement with any Management Stockholder (or his estate, as the case may be) concerning the purchase of such Management Stockholder's shares of Company Stock, and (b) the Company, in its sole discretion, shall have the right, but not the obligation, to assign any of its rights, and delegate any of its obligations, to purchase any shares of Common Stock of any Management Stockholder (or his estate, as the case may be) pursuant to Article VII hereof to any employee stock ownership plan or similar compensation or benefit plan that the Company may have, or to any subsidiary or employee of the Company (or any combination of the foregoing).

          7.6  Proxy and Escrow of Company Stock.
               ---------------------------------

          (a) In the event that the Company (or its designee) does not exercise its rights under Section 7.1 to purchase all shares of Company Stock held by a Management Stockholder, the Company may, at its option, require such Management Stockholder to execute and deliver to the Secretary irrevocable proxies (which proxies shall be deemed to be coupled with an interest and which shall terminate upon an IPO Event) in such form and as the Company may from time to time prescribe, in favor of such person as the Board may from time to time prescribe, entitling such person to vote such shares, if at all, on matters in direct proportion to the affirmative and negative votes and abstentions of all other voting securities then outstanding.

          (b) Each Management Stockholder agrees that he or she will, upon termination of such Management Stockholder's employment for any reason, or prior to termination at the request of the Company, deliver to the Secretary, to be held by the Secretary for the benefit of such Management Stockholder, the certificates representing all shares of Company Stock of such Management Stockholder.


                                  ARTICLE VIII

                               COMPANY COVENANTS

          8.1  Affiliated Arrangements.  The Company agrees that it will not
               -----------------------
enter into any contractual arrangements or effect any transactions (including, without limitation, the payment of any management or transactional fees) between the Company and any of the Stockholders or their respective Affiliates, other than (a) those fee arrangements contemplated by the Letter Agreement, dated as of the date hereof, among the Company and Windward Capital Partners, L.P., (b) any transaction fee arrangements entered into by the Company and Windward or its Affiliates in connection with an IPO Event, a Compelled Sale or any other similar transaction, and (c) those which have been approved by a majority of the members of the Board that are disinterested in such transaction.

          8.2  Financial Reports.  The Company shall prepare and distribute to
               -----------------
each of the Stockholders unaudited quarterly and audited annual financial reports of the Company and its consolidated subsidiaries (including consolidated balance sheets and consolidated statements of income and cash flow) as soon as reasonably practicable after the end of the applicable financial period (but in no event later than 45 days after the end of any fiscal quarter of the Company or 90 days after the end of any fiscal year of the Company).

          8.3  Access to Information.  Subject to the provisions of Section 14.1
               ---------------------
hereof, the Company shall provide to each Stockholder access to the books and records of the Company and its subsidiaries during the regular business hours of the Company and such subsidiaries, following the Company's receipt of a written notice from such Stockholder requesting such access.

          8.4  FIRPTA Activities.  The Company agrees that it will not, without
               -----------------
first obtaining the prior written consent of the Windward Agent, take any actions that would result in the Company becoming a United States real property holding company within the meaning of section 897(c)(2) of the Code (or any successor statutory or regulatory provision of similar effect).

                                  ARTICLE IX

                              REGISTRATION RIGHTS

          9.1  Demand Registration Rights.
               --------------------------

          (a) Upon written notice from a Stockholder entitled to request Registration pursuant to Section 9.1(c) below (the "Requesting Stockholder"), the Company shall use its best efforts to effect at the earliest possible date and maintain the registration under the Securities Act of offers and sales of Common Stock by the Requesting Stockholder (and no offers and sales of any other securities by any other person shall be registered with such Common Stock of the Requesting Stockholder without the Requesting Stockholder's prior consent), its Permitted Transferees and any underwriter with respect to such stock, in accordance with the intended method or methods of disposition specified by the Requesting Stockholder (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) promulgated under the Securities Act); provided that if, after a Registration request
                           --------
pursuant to this Section 9.1 has been made, the outside legal counsel of the Company has determined in good faith that the filing of a Registration request would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall
---- ----
not be obligated to effect a Registration pursuant to this Section 9.1 until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material, or (B) 45 days after such outside legal counsel of the Company first makes such good faith determination; provided
                                                                  --------
further that no Requesting Stockholder may request any such Registration
-------
pursuant to this Section 9.1 (x) until at least six (6) months after the anniversary of the closing of the last Registration and sale of Company securities and (y) unless the Registrable Securities sought to be registered has a Fair Market Value of at least $2,500,000; provided, however, that the
                                            --------  -------
Requesting Stockholder shall not have the right to utilize the services of an underwriter unless the Fair Market Value of the Company Stock to be offered exceeds $20,000,000. The Requesting Stockholder(s) requesting a Registration under this Section 9.1 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company.

          (b)  In connection with any Registration requested pursuant to this
Section 9.1, (i) the Requesting Stockholder shall have the right, subject to the penultimate sentence of Section 9.1(a), to designate the managing underwriter(s) and (ii) the Company shall take such other actions, including, without limitation, listing such shares for trading on any securities exchange or national market system and registering or qualifying such shares under state securities laws, as may be reasonably requested by the Requesting Stockholder. If the Requesting Stockholder consents to the inclusion of offers and sales of any other securities in a Registration of Common Stock by the Requesting Stockholder pursuant to this Section 9.1 and the underwriter(s) retained in connection with such Registration advise the Company in writing that such offering would be materially and adversely affected by the inclusion of such securities, the Requesting Stockholder may in its sole discretion exclude all or some of such securities from such offering.

          (c)  After the occurrence of an IPO Event:

          (i) the Windward Agent, on behalf of the Windward Group, will have the right to request Registration of Company Stock of the Windward Group as a Requesting Stockholder pursuant to this Section 9.1 an aggregate of three (3) times; provided that if the Windward Group had elected, pursuant to Section 5.6
       --------
hereof, to cause the Company to effect the IPO Event, such election will not be a request for Registration of Company Common Stock for purposes of this Section 9.1(c) hereof; and

          (ii) Andrew Goldfarb, on behalf of the Management Stockholders upon the request of holders of a majority of the shares of Common Stock held by Management Stockholders at such time, will have the right to request Registration of Company Stock of the Management Stockholders pursuant to this
Section 9.1 an aggregate of two (2) times; provided, that, prior to such time
                                           --------  ----
the Windward Group shall have effected one Registration pursuant to Section 9.1(c)(i); provided, further, that in the event Andrew Goldfarb, on behalf of
           --------  -------  ----
the Management Stockholders, requests Registration pursuant to this Section 9.1(c)(ii), the Company shall notify the Windward Agent in writing of such request and the Windward Agent may elect, in its sole discretion (the "Windward Election"), within 15 days of receipt of such written notice, to request Registration pursuant to Section 9.1(c)(i) in which case the Windward Group shall be treated as a Requesting Stockholder for purposes of such Registration and the Management Shareholders shall not be treated as Requesting Stockholders for purposes of such Registration (and such Registration request shall not be counted with respect to the Management Shareholders for purposes of the preceding sentence), however the Windward Agent shall only be allowed to make one Windward Election and after such election may no longer make a Windward Election unless the requested Registration pursuant to the Windward Election is not deemed effective (as set forth below) in which case such election shall not be deemed to be the Windward Election;

provided further that any Registration requested by any Requesting Stockholder
-------- -------
pursuant to this Section 9.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 9.1(c)), (i) unless it has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Requesting Stockholder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Requesting Stockholder unless the Requesting Stockholder shall have elected to pay all Registration Expenses in connection with such registration, (ii) if after it has become effective such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Requesting Stockholder and, as a result thereof, the Common Stock requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such Registration does not occur. Any Registration effected pursuant to Section 9.2 shall not be deemed to have been requested by a Requesting Stockholder for purposes of this Section 9.1(c).

          9.2  Piggyback Registration Rights.  If at any time following the
               -----------------------------
completion of an IPO Event the Company proposes to effect another Registration, whether or not for sale for its own account and (subject to the provisions of
Section 9.1 above) whether or not pursuant to the exercise of any of the demand registration rights referred to in Section 9.1 hereof, in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act, it will each such time, subject to the provisions of Sections
9.1 and 9.2(c) hereof, give prompt written notice to all Stockholders of record of Registrable Securities of its intention to do so and of such Stockholders' rights under this Article IX, at least 25 days prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer all such Stockholders the opportunity to include in such registration statement such number of Registrable Securities as each such Stockholder may request. Upon the written request of any such Stockholder made within 10 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Company will use its best efforts to effect the Registration under the Securities Act and the qualification under any applicable state securities or Blue Sky laws of all Registrable Securities which the Company has been so requested to register by the Stockholders thereof, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided that:
                            --------

          (a) if such Registration involves an underwritten public offering, all Stockholders requesting that their Registrable Securities be included in the Company's Registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company (or the Requesting Stockholders in accordance with Section 9.1, as the case may be) on the same terms and conditions as apply to the Company or any selling securityholder (or on equivalent terms and conditions, in the event that such requesting Stockholders hold different securities from those being sold by the Company or such selling securityholder), including, without limitation, executing and delivering such underwriting agreements or other related agreements to which the Company or any such selling securityholder has agreed to execute and deliver;

          (b) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 9.2 and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Stockholders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (without prejudice, however, to the rights of the Stockholders immediately to request that such registration be effected as a Registration under Section 9.1);

          (c) if a Registration pursuant to this Section 9.2 involves an underwritten public offering, any Stockholder of Registrable Securities requesting to be included in such Registration may elect, in writing at least 10 days prior to the effective date of the registration statement filed in connection with such Registration, not to register such securities in connection with such Registration;

          (d) the Company shall not be required to effect any Registration of Common Stock under this Section 9.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans (including, without limitation, any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms); and

          (e) no Registration of Common Stock effected under this Section 9.2 shall relieve the Company of its obligation to effect a Registration of shares of Common Stock pursuant to Section 9.1.

     9.3  Priority in Piggyback Registrations.
          -----------------------------------

          (a) If at any time following an IPO Event the Company proposes to effect another Registration in connection with an underwritten offering (other than any

Registration pursuant to the exercise of any of the demand registration rights referred to in Section 9.1 hereof or any demand registration rights which specify a priority for "piggyback" registration rights which is the same as set forth in Section 9.3(b) below (such latter form of demand registration rights, the "Permitted Demand Registration Rights")), including any Registration for the Company's account, and the managing underwriter(s) advise the Company in writing that, in its or their judgement, the number of shares of equity securities of the Company (including all shares of Registrable Securities) which the Company, the Stockholders and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company shall include in such Registration: (i) first, all securities the Company proposes to sell for its own account (the "Company Securities"), (ii) second, to the extent that the number or dollar amount of the Company Securities to be offered by the Company is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Securities requested to be sold by any Stockholder who is a member of the Windward Group or a Management Stockholder (provided that if the number of the Company Securities and Piggyback Securities exceeds the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Piggyback Securities to be included in such offering shall be allocated pro rata among all holders of such Piggyback Securities on the basis of the relative number or amount of Piggyback Securities each such holder has requested to be included in such Registration), and (iii) third, to the extent that the number of Company Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of any other persons (allocated among the persons holding such other securities in such proportions as such persons and the Company may agree).

          (b) If at any time following an IPO Event the Company proposes to effect another Registration in connection with an underwritten offering pursuant to the exercise of any of the demand registration rights referred to in Section
9.1 hereof or any Permitted Demand Registration Rights, and the managing underwriter(s) advise the Company in writing that, in its or their judgement, the number of shares of equity securities of the Company (including all shares of Registrable Securities) which the Company, the Stockholders and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company shall include in such Registration: (i) first, all securities which are held by the Stockholders or other persons who are exercising the demand registration rights referred to in Section 9.1 hereof or any Permitted Demand Registration Rights (the "Demand Securities"), (ii) second, to the extent that the number or dollar amount of the Demand Securities to be offered by the Company is less than the number of shares of Demand Securities which the sellers thereof have been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Securities requested to be sold by any Stockholder who is a member of the Windward Group or a Management Stockholder (provided that if the number of the Demand Securities and Piggyback Securities exceeds the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Piggyback Securities to be included in such offering shall be allocated pro rata among all holders of such Piggyback Securities on the basis of the relative number or amount of Piggyback Securities each such holder has requested to be included in such Registration), and (iii) third, to the extent that the number of Demand Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of the Company and any other persons (allocated among the Company and the persons holding such other securities in such proportions as such persons and the Company may agree).

          9.4  Expenses.  The Company will pay all Registration Expenses in
               --------
connection with each Registration of Registrable Securities requested pursuant to this Article IX (including any Registration deemed not to be "effected"
under Section 9.1(c) or not consummated as contemplated by Section 9.2(b)) and any other actions that may be taken in connection with any such Registration as contemplated by this Article IX; provided that the Company will not be
                                  --------
obligated to pay any underwriting discounts or commissions or transfer taxes, if any, relating to the sale or disposition of shares sold by persons other than the Company pursuant to any such Registration.

     9.5  Restrictions on Public Sale by Stockholders and Company.
          -------------------------------------------------------

          (a) In connection with any offering of securities of the Company, including, without limitation, any offering contemplated by this Article IX, each Stockholder agrees that, whether or not such Stockholder's Registrable Securities are included in such Registration, it will consent and agree to comply with any "hold back" restriction, relating to Common Stock or any other securities of the Company then owned by such holder, that may be reasonably requested by the underwriter(s) or placement or other selling agent(s) of such offering. Without limitation to the foregoing, each Stockholder shall, upon request by such underwriter(s) or agent(s), agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 30 days prior to, and during the 180 day period beginning on, the effective date of such registration statement (except as part of such Registration).

          (b) If any Registration of Registrable Securities pursuant to Article IX shall be in connection with an underwritten public offering, the Company agrees, if requested by the underwriter(s) or placement or other selling agent(s), (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or a subsidiary of the Company or in connection with the purchase of all or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 30 days prior to, and during the 180 day period beginning on, the effective date of such registration statement (except as part of such Registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i) or during any of the periods referred to in Section 9.5(a) above, including any sale pursuant to Rule 144 under the Securities Act (except as part of such Registration, if permitted).

          (c) In connection with any offering of securities of the Company contemplated by this Article IX, the Company shall take such other actions in connection therewith as may be necessary or appropriate, including, without limitation, entering into customary underwriting arrangements and agreeing to indemnify any Requesting Stockholder or any other Stockholder selling Common Stock in such offering.

          9.6  Indemnification by the Company.  In the event of any Registration
               ------------------------------
of any securities of the Company under the Securities Act pursuant to Article IX, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each of the Stockholders holding any Registrable Securities covered by such registration statement, its Representatives, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with such Stockholder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) to which such Stockholder, any such Repre-
sentative or any such underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company will reimburse such Stockholder and each such Representative or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to
            --------
the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder or any such Representative or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any such Representative or underwriter and shall survive the transfer of such securities by such Stockholder.

          9.7  Indemnification by the Stockholders and Underwriters.  The
               ----------------------------------------------------
Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article IX, that the Company shall have received an undertaking reasonably satisfactory to it from the Stockholders of such Regis-
trable Securities and any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.6) the Company and its Representatives and all other prospective sellers and their respective Representatives, and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Stockholder or underwriter, as the case may be, specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Stockholders, underwriters or any of their respective Representatives or controlling persons and shall survive the transfer of such securities by such Stockholder; provided that no such Stockholder shall be
                                --------
liable under this Section 9.7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Stockholder (net of any underwriters' or placement agents' fees, discounts or commissions related thereto and net, in the case of the members of the Windward Group, of the purchase price paid by such member pursuant to the Stock Purchase Agreement).

          9.8  Notices of Claims, Etc.  Promptly after receipt by an indemnified
               ----------------------
party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article IX, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that
                                                         --------  -------
the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Article IX, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          9.9  Other Indemnification.  Indemnification similar to that specified
               ---------------------
in the preceding Sections of this Article IX (with appropriate modifications) shall be given by the Company and each Stockholder of Registrable Securities with respect to any required Registration or other qualification of securities under any federal or state law or any regulation of a governmental authority other than arising under the Securities Act.

          9.10  Registration Procedure.
                ----------------------

          (a) If and whenever the Company is required to effect or cause the Registration of any Registrable Securities pursuant to this Article IX, the Company will, as expeditiously as possible:

          (1) Prepare in cooperation with the sellers (and, in the event of an underwritten public offering, with the underwriter(s)), and file with the SEC, in a manner consistent with the provisions of this Article IX, a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate as the case may be, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided that before filing with the SEC a
                             --------
registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 9.1 hereof, or selected by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel, and (ii) notify each holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (2) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registra-tion statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

          (3) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents, as such person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder.

          (4) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided
                                                                       --------
that the Company shall not for any such purpose, be required to (A) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 9.10, it is not then so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) take any action which would subject it to consent to general or unlimited service or process not then so subject.

          (5) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

          (6) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material, fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (7) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act including, at the option of the Company, Rule 158 thereunder.

          (8) Use its best efforts to cause all such Registrable Securities to be listed on such national securities exchange or the National Association of Securities Dealers National Market System as may be reasonably requested by the Requesting Stockholder, and if any similar securities issued by the Company are then listed on any securities exchanges or national market systems, to also list all such Registrable Securities on such securities exchanges or national market systems, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

          (9) Use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering matters of the type customarily covered by such letters as may be reasonably requested by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 9.1 hereof, or by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration.

          (10) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as sellers of a majority of the Registrable Securities being sold reasonably request in order to effect an underwritten public offering of such Registrable Securities. The Company may require each holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with effecting such offering.

          (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 9.10(a)(6), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.10(a)(6), and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

          9.11  Rule 144.  If the Company shall have filed a registration
                --------
statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


                                   ARTICLE X

                            ADDITIONAL STOCKHOLDERS

          10.1  Transferees of Stockholders or the Company.  No Transfers of
                ------------------------------------------
shares of Company Stock may be made (and shall not be effective) to a Permitted Transferee or to any Third Party, unless in each case prior to such Transfer any such transferee agrees in writing to be bound (to the same extent as contemplated with respect to the Stockholder (or the Permitted Transferee(s) thereof) transferring such shares of Company Stock) by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company. The Company may, as a condition to any original issuance of Company Stock to a person who or which is not at such time a Stockholder, require that such person agree in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company. Upon entering into such supplementary agreement, such transferee or purchaser of Company Stock shall be deemed to be a Stockholder for all purposes of this Agreement. The provisions of this Section 10.1 shall not apply to any Transfer (a) made pursuant to a public offering of Company Stock, including in connection with the exercise by any Stockholder of its rights pursuant to Article IX hereof or in connection with the exercise by the Windward Agent of its rights pursuant to Section 5.6 hereof, or (b) made in connection with the exercise by the Windward Group of a Compelled Sale Right.

          10.2  New Stockholders.  Each Independent Nominee, member of
                ----------------
management or other employee of the Company or any of its subsidiaries who becomes a holder of Company Stock after the date hereof shall be deemed, upon the execution of a supplementary agreement described below, to have the same rights and obligations as a Stockholder for purposes of this Agreement. The Company shall not issue Company Stock to any Independent Nominee, member of management or other employee of the Company or any of its subsidiaries unless the person to whom the Company Stock is to be issued or transferred agrees in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company; upon entering into such agreement, such member of management or other employee of the Company or any of its subsidiaries shall be deemed to be a Management Stockholder for all purposes of this Agreement. The parties hereto acknowledge and agree that the Company Stock Option Plan (or the agreements entered into in connection therewith) shall provide that optionholders thereunder will be required to become parties to this Agreement upon any exercise of options granted thereunder, as a condition to the exercise of such options.

          10.3.  Supplemental Agreements.  Each supplementary agreement
                 -----------------------
referred to in Sections 10.1 and 10.2 above, shall become effective upon its execution by the Company and the new holder of Company Stock, and it shall not require the signatures or the consent of the other Stockholders (or their respective Permitted Transferees). The supplementary agreement between the Company and any new holder of Company Stock may modify some of the terms and conditions of this Agreement as they affect the rights and obligations of the new holder of Company Stock, provided that the modified terms and conditions shall be no less favorable to the other Stockholders (or their respective Permitted Transferees) than the terms and conditions set forth in this Agreement. The Schedule of Management Stockholders attached hereto shall be updated from time to time to include each Management Stockholder who becomes a party to this Agreement after the date hereof.

                                   ARTICLE XI

                                 STOCK LEGENDS

          11.1  Stock Certificate Legend.  A copy of this Agreement shall be
                ------------------------
filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders agrees that the following two legends shall be placed on the certificates representing any shares of Company Stock owned by them:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS, AS SPECIFIED IN A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 14, 1997 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF HCC INDUSTRIES INC. (TOGETHER WITH ITS SUCCESSORS, THE "COMPANY") AND WHICH WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

     NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND, EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS (SUCH FEDERAL AND STATE LAWS, THE "SECURITIES LAWS") OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS."

          All Stockholders shall be bound by the require-ments of such legends to the extent that such legends are applicable. Upon a Registration of any shares of Company Stock, the certificate representing such shares shall be replaced, at the expense of the Company, with certificates bearing only the first of the two legends referred to above.


                                  ARTICLE XII

                             APPOINTMENT OF AGENTS

          12.1  Appointment of Agent for Windward Group Matters.
                -----------------------------------------------

          (a) Each member of the Windward Group hereby irrevocably (subject to the provisions of paragraph (e) below) designates and appoints Windward as its attorney-in-fact, agent and representative, to act on its behalf and on behalf of its Permitted Transferees, (i) in connection with exercising any of its rights hereunder, performing any of its duties or obligations hereunder or enforcing any claims or rights on its behalf under this Agreement, (ii) to investigate, contest, litigate, demand, sue for, collect, recover and receive all claims, debts, monies and other amounts whatsoever which may hereafter become due to the members of the Windward Group in connection with this Agreement (including, without limitation, instituting any action, suit or legal proceeding to enforce any of its rights hereunder) and to make, execute and deliver receipts, releases, settlements, adjustments and other discharges therefor, (iii) to defend, settle, adjust, submit to arbitration or compromise all actions, suits, accounts, reckonings, claims and demands that may be brought against the members of the Windward Group in connection with this Agreement (including, without limitation, defending, or settling any claims brought by the Company, the Management Stockholders or any of the other parties hereto in connection with this Agreement), (iv) to amend, supplement or grant any waiver under, this Agreement or any other agreement or document contemplated hereby,
(v) to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting with respect to, all of the shares of Company Stock owned or held of record by such Stockholder, but only for (1) the election of directors designated in accordance with

Section 2.2 hereof, (2) the removal of directors in accordance with Sections 2.4 and 2.5 hereof, and (3) the election of a director to fill any vacancy on the Board in accordance with Section 2.3 hereof, (vi) in executing, acknowledging, verifying and/or delivering any and all agreements, certificates and instruments in connection with taking any of the actions referred to in clauses (i), (ii),
(iii), (iv) and (v) above, and (vii) in doing, executing and performing any other act, deed, matter or thing, of any kind or nature whatsoever, that is necessary, appropriate or advisable to enforcing any claims or rights under this Agreement or performing any of its duties or obligations hereunder or otherwise representing its interests hereunder; all of the foregoing actions may be taken in such manner as Windward determines in its sole discretion to be appropriate, advisable or necessary.

          (b) The designation and appointment of Windward referred to in the previous paragraph (a) shall be deemed to be irrevocable (subject to the provisions of paragraph (e) below) and coupled with an interest and shall survive the death, dissolution, bankruptcy, incompetency or legal disability of any member of the Windward Group. Without limitation to the foregoing and notwithstanding anything to the contrary contained in this Agreement, if any payments or other amounts are received by Windward on behalf of the members of the Windward Group from the Company, the Management Stockholders or any of the other parties hereto in connection with this Agreement, Windward shall, after deducting any expense reimbursement amounts with which it may be entitled, distribute such amounts to the various members of the Windward Group in such manner as Windward deems reasonably appropriate in light of each member's relevant interests and the particular circumstances.

          (c) Each of the parties to this Agreement acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the provisions of this Section 12.1 may be amended, modified or supplemented by a majority in number of the members of the Windward Group (such majority in number of members, the "Requisite Members"); provided that (i) such amendment, modification or
                          --------
supplement is in writing and copies thereof are provided to the other parties to this Agreement within a reasonable period following the date of such amendment, modification or supplement and (ii) such amendment, modification or supplement does not adversely affect any of the rights, duties or obligations of any party to this Agreement (other than the members of the Windward Group). Other than Windward (or any successor thereof appointed pursuant to Section 12.1(e) hereof) and other than any actions taken at the request or with the consent of Windward or such successor, each of the members of the Windward Group agrees that it will not take any action, nor institute any actions or proceedings, against the Company, the Management Stockholders or any of the other parties hereto (other than another member of the Windward Group) in connection with this Agreement or with respect to any matters referred to in this Agreement, except with the prior written consent of the Requisite Members.

          (d) Windward (or any successor thereof appointed pursuant to this Section 12.1(e)) may resign from the performance of all its functions and duties as agent on behalf of the Windward Group under this Agreement at any time by giving at least 30 Business Days' prior written notice to the other parties to this Agreement. Such resignation shall take effect upon the acceptance by a successor agent of its appointment pursuant to this Section 12.1(e). Upon any such notice of resignation by Windward (or any such successor thereof), the Requisite Members shall appoint a successor agent. If a successor agent shall not have been so appointed within said 30 Business Day period, Windward (or any duly appointed successor thereof) shall then appoint a successor who shall serve as agent on behalf of the Windward Group under this Agreement until such time, if any, as the Requisite Members appoint a successor agent as provided in this Section 12.1(e). Windward (or any successor thereof appointed pursuant to this Section 12.1(e)) may be removed by the Requisite Members and replaced with another person, at any time and for any reason, upon ten (10) days prior written notice given by the Requisite Members to the agent then in effect and all other parties to this Agreement. Upon the appointment of a successor agent hereunder, references in this Agreement to Windward, acting in its role as agent for the Windward Group, shall, for all purposes of this Agreement, thereafter mean such successor agent.

          (e) In the event that any member of the Windward Group does not opt to purchase its allocable share of Company Stock pursuant to the exercise of any preemptive rights pursuant to Article VI hereof or the right of first refusal in Article III, or sell its allocable shares pursuant to the "tag-along" rights in Article IV, Windward (or any successor thereof appointed pursuant to Section 12.1(e) above) may reallocate such shares among the remaining members of the Windward Group, in such manner as it deems reasonably appropriate in light of each member's relevant interests and the particular circumstances.

          12.2  Appointment of Agent for the Management Stockholders.  Each
                ----------------------------------------------------
Management Stockholder hereby irrevocably designates and appoints Andrew Goldfarb as its attorney-in-fact, agent and representative, to act on its behalf and on behalf of its Permitted Transferees in connection with exercising any of its rights, performing any of its duties or obligations or enforcing any claims or rights on its behalf, arising pursuant to Article IX of this Agreement.


                                  ARTICLE XIII

                               TERM OF AGREEMENT

          13.1  Term.  This Agreement shall terminate, and be of no further
                ----
force or effect, automatically without any further action on the part of any parties hereto, upon the earlier of (a) the ten (10) year anniversary of the date hereof, (b) an IPO Event, (c) a sale of all or substantially all of the assets or equity interests in the Company to a Third Party (whether by merger, consolidation, sale of assets or securities or otherwise), (d) approval by the Windward Agent and by those Management Stockholders who hold at least a majority of the total amount of the then-outstanding Company Stock held by Management Stockholders at such time, or (e) the Windward Group (together with its Permitted Transferees) ceases to own at least five percent (5%) of the total outstanding number of shares of Company Stock (calculated on a Fully-Diluted Basis), unless such reduction is the result of any Transfers to Permitted Transferees in accordance with this Agreement; provided that, in the event of an
                                               --------
IPO Event, the provisions of Articles VIII, IX, X, XI, XII, XIII and XIV (other than Section 14.1) of this Agreement shall continue in full force and effect until the earli-est to occur of the events set forth in clauses (a), (c), (d) or (e).


                                  ARTICLE XIV

                                 MISCELLANEOUS

          14.1  Confidentiality.  Except with the prior written consent of the
                ---------------
Company (which consent may not be unreasonably withheld) and except as otherwise required by law or the listing requirements of any securities exchange on which the securities of such Stockholder are then traded, each Stockholder shall, and shall cause each of its Representatives to (a) hold in strict confidence all confidential, proprietary or other non-public information or trade secrets relating to the Company or its subsidiaries or their respective assets or operations (the "Confidential Information"), and (b) not release or disclose in any manner whatsoever to any other person any such Confidential Information; provided that (i) the foregoing provisions shall not apply to any disclosure, to
--------
the extent reasonably required, to (A) those of such Stockholder's auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 8.1 and (B) any other persons in connection with any actions to be taken pursuant to Article V of this Agreement, (ii) the foregoing provisions shall not apply where such Stockholder or any of its Representatives is compelled to disclose such Confidential Information, by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law (provided that prior written notice of such disclosure is given to the Company and any such disclosure is limited to only that portion of the Confidential Information which such person is compelled to disclose), (iii) the term "Confidential Information" shall not include information (A) which is or becomes generally available to the public other than as a result of disclosure of such information by such Stockholder or any of its Representatives, (B) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information to the other parties hereto, or (C) which can be demonstrated to have been developed independently by the representatives of such recipient which representatives have not had any access to any information which would otherwise be deemed to be "Confidential Information" pursuant to the provisions of this
Section 8.1, and (iv) each of the Stockholders acknowledges and agrees that any information they may receive from the Company in its reports to stockholders is confidential, proprietary and non-public in nature.

          14.2  Specific Performance.  Each of the Stockholders acknowledges
                --------------------
and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that (x) in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity, and (y) the Stockholders will waive the defense in any action for specific performance or other equitable relief that a remedy at law would be adequate.

          14.3 Consent to Jurisdiction, Etc.  Each of the parties hereto
               -----------------------------
irrevocably and unconditionally (a) agrees that all suits, actions or other legal proceedings arising out of this Agreement or any of the transactions contemplated hereby (a "Suit") shall be brought and adjudicated solely in the
                        ----
United States District Court in the State of New York, or, if such courts will not accept jurisdiction, in any court of competent civil jurisdiction sitting in the State of New York, (b) submits to the exclusive jurisdiction of any such court for the purpose of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claims that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, summons, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 14.7 hereof and agrees that any such form of service shall be effective in connection with any such Suit; provided that nothing contained
                                            --------
herein shall affect the right of any party to serve process, pleadings, notices or other papers in any other manner permitted by applicable Law. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in any Suit shall be conclusive and binding on such party and that such judgment may be enforced in any other jurisdiction, either within or outside of the United States, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          14.4  Attorneys' Fees.  In any legal action or proceeding (including,
                ---------------
without limitation, any arbitration proceeding) brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other available remedy or relief to which such party or parties may be entitled.

          14.5  Headings; No Third Party Beneficiaries.  The headings and
                --------------------------------------
captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein, the covenants, agreements and other provisions contained in this Agreement are for the sole benefit of the parties hereto and their permitted successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights, remedies or other benefits hereunder on any other persons. Neither this Agreement nor any purchase or sale of Company Stock shall create, or be construed or deemed to create, any right to employment in favor of the Management Stockholder or any other person by the Company or any subsidiary of the Company.

          14.6  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          14.7  Notices.  All notices, requests, instructions or and other
                -------
communications to be given hereunder by any party hereto to another party hereto shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) or by Federal Express or other similar courier service (i) to the Company, any member of the Windward Group at the addresses set forth below, (ii) in the case of a Permitted Transferee, to the address set forth in the written agreement executed pursuant to Article X hereof, (iii) if to a Management Stockholder, as listed on the signature page hereto, or, if not so listed, to it at its address as reflected in the stock records of the Company, or (iv) in the case of any member of management or other employee of the Company or any of its subsidiaries who becomes a holder of Company Stock or options to acquire Company Stock after the date hereof, to the address set forth in the written agreement executed pursuant to Article X hereof:

     If to the Company or to any Management Stockholder, to it at:

          HCC Industries Inc.
          4232 Temple City Blvd.
          Rosemead, CA 91770
          Attention:  Andy Goldfarb
          Fax: (818) 443-9074

     With copies to:

          O'Melveny & Meyers
          1999 Avenue of the Stars
          Suite 700
          Los Angeles, CA 90067
          Attention:  Robert D. Haymer, Esq.
          Fax:  (310) 246-6779
              --------------------

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Attention:  Lou R. Kling, Esq.
          Fax:  (212) 735-2001

     If to Windward or any member
     of the Windward Group, to:

          Windward Capital Partners, L.P.
          Eleven Madison Avenue
          28th floor
          New York, NY  10010
          Attention:  Thomas J. Sikorski
          Fax: (212) 448-5481

     With copies to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Attention:  Lou R. Kling, Esq.
          Fax:  (212) 735-2001

     If to Windward/Park, to:

          Windward/Park HCC, L.L.C.
          c/o Metropolitan Life Insurance Company
          Corporate Equities
          334 Madison Avenue, P.O. Box 633
          Covenant Station, NJ 07961-0633
          Attention: Vice President
          Telecopy No.: (201) 254-3055

          and:

          Metropolitan Life Insurance Company
          One Madison Avenue, Area 7H
          New York, New York 10010
          Attention: Thomas C. Hoi, Esq.
          Telecopy No.: (212) 578-3916

provided that in the event any of the parties referred to above desires to
--------
designate another address to which such notices should be sent to such party, such party may designate such other address by giving notice to the other parties hereto in writing as set forth in this Sec-tion 14.7 (provided that any change of address shall be effective only upon receipt thereof).

          14.8  Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                --------------
OF THE PARTIES HEREUNDER AND THE PARTIES SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          14.9  Severability.  The invalidity or unenforceability of any
                ------------
provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          14.10  Successors; Assigns; Transferees; Amendments; Waivers.
                 ------------------------------------------------------

          (a) The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, this Agreement may not be amended, modified or supplemented, no waivers of, consents to or departures from the provisions hereof may be given, and neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Stockholder without the prior written consent of (i) each of the Company and the Windward Agent (and their respective Permitted Transferees) and (ii) the Management Stockholders owning a majority of the shares of Common Stock which are owned by all the Management Stockholders; provided that this Agreement may be amended, modified or supplemented by the
--------
Company, and waivers of, consents to or departures from the provisions hereof may be given by the Company, in order to cure any ambiguity, defect or inconsistency in this Agreement, so long as (x) such action does not adversely affect the rights of any Stockholder in any material respect and (y) the Company promptly notifies each Stockholder in accordance with the provisions of Section
14.7 hereof of such action.

          (b) The rights and remedies of the Stockholders and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right.

          14.11  Defaults; No Circumvention of Agreement.  A default by any
                 ---------------------------------------
party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party. No Stockholder or any of its Permitted Transferees may do indirectly, through the sale of capital stock of its or their subsidiaries or otherwise, that which is not permitted by this Agreement (including, without limitation, the provisions of Articles III, IV and V hereof).

          14.12  Further Assurances.  Each party hereto or person subject hereto
                 ------------------
shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          14.13  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          14.14  Recapitalization, etc.  Except as otherwise provided in this
                 ---------------------
Agreement, the provisions of this Agreement shall apply to any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any shares of Company Stock by reason of any reorgani-zation, any recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, stock dividend, split, distribution to stockholders or combination of the shares of Company Stock or any other change in the Company's capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.


                         HCC INDUSTRIES INC.


                         By:______________________________
                            Name:
                            Title:



                         WINDWARD CAPITAL ASSOCIATES, L.P.


                         By:  Windward Capital
                              Associates, Inc.,
                              its general partner


                         By:_______________________________
                            Name:
                            Title:


                         WINDWARD/PARK HCC L.L.C.


                         By:  Windward Capital Associates,
                              L.P., its manager


                              By:   Windward Capital
                                    Associates, Inc.,
                                    its general partner


                         By:_______________________________
                            Name:
                            Title:

                         WINDWARD/MERBAN, L.P.


                         By:  Windward Capital Associates,
                              L.P., its general partner

                              By:   Windward Capital
                              Associates, Inc.,
                              its general partner


                         By:_______________________________
                            Name:
                            Title:


                         WINDWARD/MERCHANT, L.P.


                         By:  Windward Capital Associates,
                              L.P., its general partner


                              By:   Windward Capital
                                    Associates, Inc.,
                                    its general partner


                         By:_______________________________
                            Name:
                            Title:


                         __________________________________
                         Andrew Goldfarb, Co-Trustee for the
                         Andrew and Denise Goldfarb Revocable
                         Trust of 1995


                         __________________________________
                         Denise Goldfarb, Co-Trustee for the
                         Andrew and Denise Goldfarb Revocable
                         Trust of 1995

                         __________________________________
                         Steven H. Goldfarb, Trustee for the
                         Jessica Anne Goldfarb Irrevocable Trust


                         __________________________________
                         Steven Goldfarb, Trustee for the
                         Rebecca Goldfarb Irrevocable Trust


                         __________________________________
                         Christopher H. Bateman


                         __________________________________
                         Linda C. Rillorta


                         __________________________________
                         Richard L. Ferraid


                         __________________________________
                         Debra E. Ferraid


                         __________________________________
                         Dennis L. Moore


                         __________________________________
                         Linda L. Moore


                         __________________________________
                         Mansoor Mosallaie


                         __________________________________
                         Sepideh Kessai


                         __________________________________
                         Darwin Stuckey


                         __________________________________
                         Normand O. Allard

                                _____________________________
                                Carol A. Allard




                                _____________________________
                                Steven Goldfarb
                                (to the extent a beneficial
                                owner of any Company Stock)

Date:________________    ______________________________
                               [Signature of Management
                                Stockholder]


                    Name:     ---------------------------
                                    [Please Print]

                    Address:  ---------------------------

                              ---------------------------

                              ---------------------------

                              ---------------------------







                                 Spousal Waiver
                                 --------------

          _______________ [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which __________________ [he or she] may acquire with respect to the disposition, voting or control of the shares of Company Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Company Stock.


                              ______________________________
                              [Signature of spouse]

                      Schedule of Management Stockholders
                      -----------------------------------


Andrew Goldfarb, a resident of California

Denise Goldfarb, a resident of California

Christopher Bateman, a resident of California

Linda Rillorta, a resident of California

Richard L. Ferraid, a resident of New Jersey

Debra Ferraid, a resident of New Jersey

Dennis Moore, a resident of California

Linda Moore, a resident of California

Mansour Mosallaie, a resident of California

Sepideh Kessai, a resident of California

Darwin Stuckey, a resident of Ohio

Norm Allard, a resident of Ohio

Carol Allard, a resident of Ohio

Steven Goldfarb, a resident of California

                                                                       Exhibit A
                                                                       ---------
                  Form of Junior Subordinated Promissory Note
                  -------------------------------------------

                      EXHIBIT A TO STOCKHOLDERS AGREEMENT
                      -----------------------------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS (A) EITHER PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH THE PROVISIONS OF THIS NOTE.



                      JUNIOR SUBORDINATED PROMISSORY NOTE

          FOR VALUE RECEIVED, the undersigned, HCC INDUSTRIES INC., a Delaware corporation [ALTERNATIVELY, INSERT NAME OF DESIGNEE OF COMPANY] (the "Obligor"), hereby promises to pay to [INSERT NAME OF MANAGEMENT STOCKHOLDER OR PERMITTED TRANSFEREE (AS THE CASE MAY BE)] (such person, or any Authorized Transferee (as defined in Section 3 hereof) of such person, the "Holder") the principal amount of [INSERT PRINCIPAL AMOUNT OF NOTE] ($_________), plus interest accrued but unpaid thereon, on [INSERT DATE WHICH IS [FIFTH] ANNIVERSARY OF THE DATE OF ISSUANCE OF THIS NOTE (or such later date as may be required pursuant to the terms of any financing agreement of the Company). Interest in the unpaid principal amount hereof shall accrue at an eight percent (8%) annual rate of interest, from the date hereof until maturity, computed on the basis of a 365-day year for the actual number of days elapsed and shall be payable semi-annually on the first day of June and December in each year commencing with the June or December next following the issuance of this Note (each such semiannual date, an "Interest Payment Date"); provided that in the event that, on any
                                    --------
Interest Payment Date, the Company (as defined below) is permitted to defer any repurchases of Common Stock pursuant to Section 7.3 of the Stockholders Agreement, the Company shall be permitted to defer such payment of interest until the next Interest Payment Date on which it is no longer permitted to defer any repurchases of Common Stock pursuant to Section 7.3 of the Stockholders Agreement (at which time all interest accrued to such date shall become due and payable).

          1.  Stockholders Agreement.  This Note has been issued pursuant to the
              ----------------------
provisions of Article VII of the Stockholders Agreement dated as of February 14, 1997 (the "Stockholders Agreement"), by and among by and among HCC Industries Inc., a Delaware corporation (the "Company"), Windward Capital Associates, L.P., a Delaware limited partnership, Windward/Park HCC, L.L.C., a Delaware limited liability company, Windward/Merban, L.P., a Delaware limited partnership, Windward/Merchant, L.P., a Delaware limited partnership and the members of the Company's management listed in the Schedule of Management Stockholders attached hereto, and such other persons or entities who or which become parties to the Stockholders Agreement pursuant to the terms and conditions of the Stockholders Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Stockholders Agreement.

          2.  Payment of Amounts.  Payments of principal and interest shall be
              ------------------
made in lawful money of the United States of America at the principal office of the Obligor upon presentation of this Note for notation of such payment hereon.

          3.  Non-Transferability of Note.  This Note is not negotiable and may
              ---------------------------
be transferred by the Holder only to one or more of its Affiliates who agree to be bound by the transfer restrictions hereunder (any such transferee to whom this Note is transferred in compliance with the provisions of this Note, an "Authorized Transferee"). With respect to any such authorized transfer, this
Note is transferable only by surrender and cancellation of this Note at the principal office of the Obligor 4232 Temple City Blvd., Rosemead, California 91770 or at such other location as shall at such time be the principal office of the Obligor, by the Holder in person or by an attorney-in-fact duly authorized in writing. Upon any such authorized transfer a new note, in the name of such Authorized Transferee(s), in substantially the form of this Note and for the aggregate unpaid principal amount hereof, will be issued in exchange hereof.

          4.  Registered Holder.  The Obligor, and any agents of the Obligor,
              -----------------
may deem and treat the Holder as the registered holder hereof, and as the absolute owner of this Note, for the purpose of receiving payment of or on account of the principal of and interest on this Note and neither the Obligor nor any such agent shall be affected by any notice to the contrary. The Obligor, and any agent of the Obligor, may without liability refuse to recognize any assignee or other holder of this Note, other than any Authorized Transferee, as owner of this Note for any and all purposes whatsoever.

          5.  Optional Prepayment.  The amounts owed under this Note are
              -------------------
prepayable (at the discretion of the Obligor) at any time and from time to time, in whole or in part, upon notice to the Holder given by certified mail, return receipt requested, not less than 10 Business Days prior to the date fixed for prepayment, at a prepayment price equal to the principal amount of this Note to be prepaid, together with the interest accrued but unpaid hereon, to the date fixed for prepayment. Any prepayment of less than the entire principal amount of this Note (plus all accrued but unpaid interest thereon) shall be applied first towards the payment of unpaid interest hereon and then to the unpaid principal hereof.

          6.  Mandatory Prepayment.  The Obligor covenants and agrees that,
              --------------------
within 10 Business Days following the consummation of (a) a Compelled Sale or
(b) a sale of all or substantially all of the assets of or equity interests in the Company to a Third Party, it shall give written notice thereof to the Holder. Subject to Section 9 hereof, within 10 Business Days following the date of delivery of such notice the Obligor will prepay this Note in full, at a prepayment price equal to the outstanding principal amount of this Note, together with the interest accrued but unpaid hereon, to the date fixed for prepayment.

          7.  Offset.  The indebtedness evidenced hereunder may be reduced or
              ------
offset by the Obligor in respect of any and all indebtedness owed to the Obligor by the Holder.

          8.  Events of Default.
              -----------------

          (a) Subject to the provisions of Section 9 hereof and to the proviso set forth in the preamble hereto, an "Event of Default" occurs if: (i) the Obligor defaults in the payment of any interest on the Note when the same becomes due and payable, and such default continues for 10 days; (ii) the Obligor defaults in the pay-ment of the principal of the Note when the same becomes due and payable at the stated maturity, upon mandatory redemption, acceleration or otherwise; or (iii) the Obligor or any of its subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined in the Subordinated Note Agreement): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a custodian of it or for any substantial part of its property; (D) makes a general assignment for the benefit of its creditors; or (E) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Obligor in an involuntary case; (2) appoints a custodian of the Obligor or for any substantial part of its property; or (3) orders the winding up or liquidation of the Obligor or any of its subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

          (b) Subject to the provisions of Section 9 hereof, if an Event of Default pursuant to clause (a)(iii) occurs and is continuing, then the amounts amount owed under the Note shall ipso facto become and be immediately due and
                                 ---- -----
payable without any declaration or other act on the part of the Holder. Subject to the provisions of Section 9 hereof, upon an Event of Default pursuant to clauses (a)(i) or (a)(ii) above, the Holder, at its option, may declare the entire principal amount of this Note to be, and such Note shall forthwith mature and become, due and payable, but only after such Holder notifies the Obligor of the default and the Obligor does not cure the default within 30 days after receipt of such notice; such notice by the Holder must specify the default and demand that it be remedied.

          9.  Subordination.  The principal amount of and the interest on this
              -------------
Note shall be fully subordinated and junior to the prior payment in full in cash all Senior Debt (as hereinafter defined) of the Obligor, whether outstanding at the date of this Note or created or incurred by the Obligor after the date of this Note on the terms and conditions set forth below:

               (a) Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all such mature Senior Debt shall first be paid in full before any payment on account of principal or interest is made on this Note.

               (b) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Obligor or its creditors or its property, and in the event of any proceedings for partial or total liquidation, dissolution or other winding up of the Obligor, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note. In any of the proceedings referred to in the first sentence of this subparagraph (b) ("Insolvency Proceedings"), unless and until all Senior Debt shall have been paid in full, if any payment shall have been made, or any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the principal amount of or interest on this Note shall be made, then such amounts shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, and the holders of Senior Debt shall be entitled to enforce all claims of the Holder with respect to the principal and interest payable hereunder and to take generally any action in connection with such Insolvency Proceedings which the Holder hereof might otherwise take in respect of such Holder's claims hereunder.

               (c) During the continuance of any default in the payment of any Senior Debt or any other default (whether or not matured) under any instrument or agreement evidencing Senior Debt, (i) the Obligor shall not make, and the Holder shall not accept, any payment of principal of or interest on, or purchase or acquire for value, this Note, and (ii) the Holder shall not commence any Insolvency Proceedings or take any other legal or other action of any kind to enforce any of its rights to payment hereunder.

               (d) Any payment of principal or interest on this Note made to or received by the Holder other than in compliance with this Section 9 shall be held in trust for the benefit of and paid over to the holders of Senior Debt.

               (e) Until the Senior Debt shall have been indefeasibly paid in full, in the event that, and during the continuance of any Event of Default described in Section 8(a) hereof, all or any portion of the unpaid principal amount of this Note shall have been declared due and payable pursuant to the provisions of Section 8 hereof, such declarations shall not be effective until the earlier of (i) the date on which an Event of Default under Section 8(a)(iii) has occurred, or (ii) the date on which the maturity of any Senior Debt is accelerated.

               (f) Subject to the indefeasible payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Obligor payable or distributable to the holders of Senior Debt, until this Note and interest hereon shall be paid in full and, as between the Obligor, its creditors other than the holders of Senior Debt, and the Holder, no payments or distributions otherwise payable or deliverable in respect to this Note but, by virtue of the provisions hereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Obligor on account of Senior Debt and no payments or distributions paid to the Holder, by virtue of subrogation herein provided for, shall be deemed to be a payment by the Obligor on account of this Note.

               (g) The provisions of this Section 9 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the Holder on the other hand, and as between the Obligor and the Holder, nothing herein shall impair the obligation of the Obligor, which is unconditional and absolute, to pay to the Holder the principal hereof and any interest thereon in accordance with its terms (provided, however, that this provision is not intended to limit the restrictions on payments on this Note set forth in Section 9(c) hereof).

          (h) As used herein, the term "Senior Debt" shall mean all Debt (as defined in the Subordinated Note Agreement) of HCC Industries Inc., a Delaware corporation, for principal, interest, fees and other amounts (i) with respect to or relating to the Credit Agreement and the Subordinated Note Agreement, (ii) all Senior Debt (as defined in the Subordinated Note Agreement) and (iii) all Debt with respect to or relating to any refinancing, refunding, renewal, extension, amendment or modification of any Debt referred to in clauses (i) and (ii) above.

          10.  No Recourse Against Affiliates.  No recourse for the payment of
               ------------------------------
principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or in relation to the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer of the Obligor or any of its Affiliates or of any successor thereof, either directly or through the Obligor or any of its Affiliates or any successor thereof, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived or released.

          11.  Applicable Law.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED
               --------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL CORPORATION LAW.

          12.  Headings; No Third Party Beneficiaries.  The headings and
               --------------------------------------
captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein (including, without limitation, the subordination provisions of Section 9 hereof), the provisions contained in this Note are for the sole benefit of the Holder, and they shall not be construed as conferring, and are not intended to confer, any rights, remedies or other benefits hereunder on any other persons or entities.

          13.  Successors and Assigns.  All covenants and agreements of the
               ----------------------
Obligor under this Note shall be binding on the Obligor and its successors and assigns.

          14.  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Note in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Note in such jurisdiction or the validity, legality or enforceability of this Note, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                                                          IN WITNESS WHEREOF,
the Obligor has caused this Note to be duly executed effective as of this ___ day of ____, _____.


                              [INSERT NAME OF OBLIGOR]


                              By:
                                 Name:
                                 Title: